IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND SILVER STAR PROPERTIES REIT, INC., a Maryland corporation, 601 Sawyer, Suite 600 Houston, Texas 77007 and GERALD HADDOCK, 2621 Museum Way Fort Worth, Texas 76107 and JAMES STILL, Box 650 Barnstable, MA 02630 and JACK TOMPKINS, 304 Longwoods Lane Houston, Texas 77024 Plaintiffs, v. ALLEN R. HARTMAN 90 South Creekside Place Houston, TX 77055 and LISA HARTMAN 90 South Creekside Place Houston, TX 77055 and MARGARET HARTMAN 916 Lawrence Street, Unit B Houston, TX 77008 Civil Action No. _______________ Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 1 of 45

- 2 - and BRENT LONGNECKER 23303 Stuebner Airline Road Tomball, Texas 77375 and BENJAMIN THOMAS 2300 Nacogdoches Road, #117D San Antonio, Texas 78209 and HARTMAN VREIT XXI, INC., a Maryland corporation, 2405 York Road, Suite 201 Lutherville Timonium, MD 21093-2264 Serve on: CAPITOL CORPORATE SERVICES, INC. Resident Agent, 3206 Tower Oaks Blvd, 4th Floor Rockville, MD 20852 Defendants. COMPLAINT FOR INJUNCTIVE AND OTHER RELIEF Plaintiff Silver Star Properties REIT, Inc., Gerald Haddock, James Still, and Jack Tompkins, by and through their undersigned counsel and in support of this Complaint for Injunctive and Other Relief against Defendants Allen R. Hartman, Lisa Hartman, Margaret Hartman, Brent Locknecker, Benjamin Thomas, and Hartman vREIT XXI, Inc. (collectively, “Defendants”), which relates to a prior action in this Court captioned Silver Star Properties REIT, Inc. v. Hartman vREIT XXI, Inc., et al., Civil Action No. 1:23-cv-02720-BAH, allege as follows: THE PARTIES 1. Plaintiff Silver Star Properties REIT, Inc. (the “REIT” or the “Company”) is a Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 2 of 45

- 3 - corporation formed under the Maryland General Corporation Law, MD. CODE ANN., CORPS. & ASS’NS, §§ 1-101 et seq. (“MGCL”), with offices located at 601 Sawyer, Suite 600, Houston, Texas 77007. 2. Plaintiffs Gerald Haddock, James Still, and Jack Tompkins serve as the Executive Committee of the REIT, members of the REIT’s Board of Directors (“Board”), and they are individual shareholders of the REIT. 3. Defendants Allen R. Hartman (“Hartman”) and Lisa Hartman are husband and wife. Margaret Hartman is their daughter. Hartman was formerly the Executive Chairman of the REIT and a former member of the Board, who seeks reelection to the Board and immediate liquidation of the REIT at an upcoming annual shareholders meeting. Hartman, Lisa Hartman, and Margaret Hartman are stockholders of the REIT. Hartman controls Defendant Hartman vREIT XXI, Inc. (“Hartman XXI”), and acts by and through it at times to accomplish his schemes set forth below. 4. Defendants Brent Longnecker (“Longnecker”) and Benjamin Thomas (“Thomas”) are individuals whose names Hartman has proposed as candidates for the Board at an upcoming shareholders meeting. 5. Lisa Hartman, Margaret Hartman, Longnecker, Thomas, and Hartman XXI have acted and are all acting in concert with Hartman to accomplish Hartman’s reelection, the election of Longnecker and Thomas, and the REIT’s immediate liquidation. JURISDICTION AND VENUE 6. This Court has exclusive jurisdiction over the subject matter of this action pursuant to 15 U.S.C. § 78aa because this matter involves violations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. The Court thus has federal question jurisdiction under 28 U.S.C. § 1331. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 3 of 45

- 4 - 7. This Court has personal jurisdiction over Hartman, Lisa Hartman, Margaret Hartman, Longnecker, and Thomas, because Hartman and Lisa Hartman have previously been before this Court on these matters and never contested this Court’s in personam jurisdiction, and because Hartman’s and the other Defendants’ actions outlined herein, were designed to cause harm to the REIT and were designed to cause a change of control of the REIT, thereby directly implicating Maryland law and causing harm within the State. Moreover, Hartman XXI is a Maryland corporation. 8. Venue is proper in this District pursuant to 28 U.S.C. § 1391(b) because it is a judicial district where a substantial part of the events or omissions giving rise to the claims asserted herein occurred. PRELIMINARY STATEMENT 9. The REIT brings this lawsuit to enjoin Defendants’ ongoing violations of the federal securities laws, particularly 14(a) of the Exchange Act and Rules 14a-3 and 14a-9 promulgated thereunder. On March 10, 2023, the Executive Committee of the Board (the “Executive Committee”) removed Hartman as Executive Chairman of the Board of the REIT. Hartman is now engaging in an improper scheme to remove the current directors of the REIT through an unlawful and deceitful proxy solicitation and contest, in which Hartman attempts to solicit stockholder support to remove the current members of the Board, install a new slate of directors who are supportive of Hartman, subsequently reinstate Hartman as the Executive Chairman of the REIT, non-suit the REIT’s counterclaims against him in Harris County, Texas, and accomplish the immediate liquidation of the REIT. This is being accomplished through Hartman’s false and misleading statements and omissions made to stockholders, all in violation of Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 4 of 45

- 5 - the federal securities laws.1 10. By this action, the REIT seeks judgment that Hartman, Lisa Hartman, Margaret Hartman, Longnecker, Thomas, and Hartman XXI – by their repeated and egregious failures to comply with the federal securities laws and regulations – have so inundated the REIT’s shareholders with false statements and omissions – that a fair election is not possible unless they are stripped of all proxy votes they have obtained since employing such methods. 11. Alternatively, the REIT seeks judgment postponing the shareholders meeting and election until December 31, 2025, requiring Hartman, Lisa Hartman, Margaret Hartman, Longnecker, Thomas, and Hartman XXI to comply with federal securities laws and regulations, requiring them to distribute to the REIT’s stockholders a corrective disclosure statement that complies with all applicable requirements under the federal securities laws and is approved by the Court, to make other required filings and disclosures with the SEC as required by federal law, to require a “cooling-off” period, and enjoining Hartman from disseminating false and misleading statements to stockholders, or taking any other action to unlawfully solicit stockholder proxies or consents. BACKGROUND 12. The REIT is a self-managed corporation with a focus on institutional-grade self-storage property acquisitions. Before changing its strategy to focus on acquiring well-located self-storage facilities in markets with significant demand for self-storage, the REIT (under Hartman’s management) had owned and operated income-producing commercial real estate 1 Until Silver Star sued him previously in this Court, Hartman had further violated federal securities laws by becoming the beneficial owner of a certain number of shares of the REIT’s common stock and failing to file a Schedule 13D with the Securities and Exchange Commission (“SEC”) as required under Section 13(d) of the Exchange Act, by soliciting proxies but failing to provide each solicited stockholder a publicly-filed preliminary or definitive proxy statement on Schedule 14A as required by Rule 14a-3 under the Exchange Act, in addition to using false and misleading statements and omissions to solicit stockholders. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 5 of 45

- 6 - properties, including office buildings, retail shopping centers and flex and industrial properties in the Houston, Dallas, and San Antonio, Texas markets.2 13. The REIT was formed in 2009 under the MGCL for any lawful business or activity permitted to corporations generally by the MGCL (including, without limitation or obligation, engaging in business as a “real estate investment trust” as defined in Section 856 of the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations promulgated thereunder). 14. As of the filing of this Complaint, the REIT has approximately 185,910,181 shares of common stock outstanding owned by approximately 4,451 stockholders – the majority of whom are vulnerable, elderly retirees. 15. The REIT’s shares are not listed on a national securities exchange, but the REIT’s shares of common stock are registered under Section 12(g) of the Exchange Act and, accordingly, the REIT is required to file annual, quarterly, and current reports with the SEC and is otherwise subject to regulation by the SEC under the Exchange Act. 16. Because the REIT’s shares of common stock are registered under the Exchange Act, any proxy or consent solicitation involving the REIT’s shares is subject to the provisions of the Exchange Act, including, without limitation, Section 14 and Regulation 14A. 17. After an internal investigation in October 2022, the Board removed Hartman as Chief Executive Officer (“CEO”) for breaches of his fiduciary duty to the Company and moved him into a specially created non-voting Executive Chairman position. On March 10, 2023, the Executive Committee removed Hartman as the Executive Chairman of the REIT’s Board. The 2 The asset mix has changed. Commercial office buildings, self-storage facilities, and Walgreens locations are the current assets. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 6 of 45

- 7 - Executive Committee took this action because of issues relating to various violations of fiduciary, trust, and other duties owed to the REIT by Hartman. Hartman Filed Suit to Force Stockholder Meeting; the REIT’s Previous Attempt to Enjoin Hartman’s Fraudulent Solicitations 18. Despite never having had a successful annual stockholder meeting between 2010 and 2023 during his tenure as CEO and Chairman of the Board,3 shortly after his removal as Executive Chairman Hartman filed a lawsuit in Maryland state court to force the REIT to hold an annual stockholder meeting to elect nominees to the Board. The Maryland case is styled Allen R. Hartman, et al. v. Silver Star Properties REIT, Inc., et al., Case No. 24-C-23-003722, and it proceeded in the Circuit Court for Baltimore City (the “Maryland Lawsuit”). 19. The REIT prevailed on the majority of issues in that case, and its Executive Committee had agreed to a stockholder meeting before and during the trial. The Circuit Court for Baltimore City (“Circuit Court”) ordered in the Maryland Lawsuit a stockholder meeting (the current deadline for the meeting to occur is October 21, 2025), at which “the stockholders must be given a binary choice between liquidation [Hartman’s plan] and deferring liquidation for the purpose of executing an alternate strategy” (current management’s plan to pivot to self-storage [the “Pivot Plan”]).4 The stockholder meeting is currently scheduled for October 6, 2025. 20. Two years ago, with the Maryland Lawsuit pending, on or about October 6, 2023, the REIT filed suit against Hartman in this Court,5 seeking a preliminary injunction requiring Hartman, Lisa Hartman, and Hartman XXI to comply with federal securities laws and regulations, requiring them to distribute to the REIT’s stockholders a corrective disclosure statement that complies with all applicable requirements under the federal securities laws and is approved by the 3 Exhibit 3, ¶5. 4 Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, at *12 (Md. Cir. Ct. Jan. 21, 2025). 5Silver Star Props. REIT, Inc. v. Hartman vREIT XXI, Inc., et al., No. 1:23-cv-02720-BAH (D. Md. 2023). Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 7 of 45

- 8 - Court, to make other required filings and disclosures with the SEC as required by federal law, to require a “cooling-off” period, and enjoining Hartman from disseminating false and misleading statements to stockholders, or taking any other action to unlawfully solicit stockholder proxies or consents. 21. On January 26, 2024, this Court denied a broad preliminary injunction under the broadly worded Rule 14a-9, while noting: Though the Court declines to issue the broad “obey-the-law” injunction requested by [the REIT], a more narrow injunction in response to some of the statements in [Hartman’s] January 9, 2024, video may be appropriate. … Make no mistake, neither party should view the Court’s decision on this preliminary matter as somehow greenlighting the violation of federal securities law. To the contrary, the parties are now unquestionably aware of the “rules of the road” governing shareholder communications and are reminded to strictly adhere to them as their disputes move forward.6 22. At the time the Circuit Court set the October 21, 2025, deadline and at the time this Court denied a broader preliminary injunction, none of the below acts had occurred. Unfortunately, now they have. Over a period of several months, Hartman, Lisa Hartman, and Hartman XXI, along with Margaret Hartman, Longnecker, and Thomas have acted and are continuing to act in concert to solicit and/or fraudulently vote proxies (in violation of federal law) for the stockholder meeting currently scheduled for October 6, 2025. Hartman Votes the Silver Star 401(k) Plan’s 1.2 Million Shares, Overriding the Plan’s Trustee’s Exclusive Authority; Other Proxy Voting Irregularities 23. Silver Star’s employees participate in the Silver Star 401(k) Profit Sharing Plan f/k/a Hartman 401(k) Profit Sharing Plan (“the Plan”). Exhibit 3, ¶6. The Plan’s Trustee (Silver Star’s Chief Operating Officer (“COO”) David Wheeler (“Wheeler”)) holds the exclusive right to 6 Silver Star Props. REIT, Inc. v. Hartman vREIT XXI, Inc., Case 1:23-cv-02720-BAH, 2024 WL 308945, at *5 (D. Md. Jan. 26, 2024). Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 8 of 45

- 9 - vote the Plan’s roughly 1.2 million shares. Exhibit 3, ¶6. On June 7, 2025, using the unique control number on current management’s proxy solicitation White card, Wheeler voted all 1.2 million shares in favor of (“For”) current management’s Pivot Plan. Exhibit 3, ¶7. 24. Silver Star’s proxy solicitor is Peter Casey (“Casey”), President of Alliance Advisors. Exhibit 4, ¶¶2-3. On September 4, 2025, Casey received an early, preliminary tabulation report from First Coast Results, Inc. (FCR) – the Silver Star stockholder election’s independent inspector, which showed just over 53 million shares voting current management’s White card, with 37.3 million voting in favor of current management’s Pivot Plan, including the Plan’s approximately 1.2 million shares properly voted by the Plan’s Trustee (Wheeler). Exhibit 4, ¶¶3; 6. The Hartman Group had turned in no votes at that point. Exhibit 4, ¶¶3; 6. 25. On September 17, 2025, having heard that the Hartman Group had delivered their first set of Blue card voting to FCR, Casey requested and received a new tabulation report from FCR. Exhibit 4, ¶7. Casey observed the new report now reflected just over 46.2 shares voting (a loss of 6.7 million in total votes), and now only just over 34 million shares in favor of the Pivot Plan – a loss of 3.2 million “FOR” votes. Exhibit 4, ¶7. Alliance and Casey then compared Silver Star’s submitted stockholder account voting detail to the September 17 FCR report. Exhibit 4, ¶8. Casey determined that several accounts were “no longer reflected as voting on the Silver Star White card.” Exhibit 4, ¶8. While all these accounts are now being investigated, the one that stood out to Casey was the Plan’s account for over 1.2 million shares. Exhibit 4, ¶8. Based on Casey’s decades of experience in this field, the only rational conclusion is that the Hartman Group delivered a later dated vote or card that caused the Plan’s shares not to be voted on the White card – something only the Plan’s Trustee (Wheeler) had the authority to do. Exhibit 4, ¶8. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 9 of 45

- 10 - Repeated False or Misleading Statements about Executive Compensation – Both Current Management’s and His Own 26. Hartman made the following statements to shareholders on July 24, 2025, and September 11, 2025, Zoom Meetings: “…we’re going to talk about Haddock awarding himself 3 million shares of Silver Star stock.” “Haddock got awarded himself three million shares of stock…”78 In an April 10, 2025, SEC 14a filing, Hartman claimed Haddock’s compensation package and alleged stock grant demonstrated a breach of fiduciary duty by Haddock and the other members of the Executive Committee.9 27. All of Hartman’s statements about executive compensation are materially false and without foundation. First, Haddock did not “award himself” anything. In May 2025, Silver Star negotiated a below-market employment contract with Haddock as CEO/Chairman, which provides 7 Exhibit 1, ¶8. 8 False and misleading statements regarding compensation of Haddock and other board members and management have been a theme from the beginning of the proxy (to name a few from Hartman’s 14a filings): 4/10/25 “[Haddock] taking excessive compensations in both stock and salary;” 4/15/25 “Haddock awarded himself…5% of the company and about 6MM in value;” 5/1/25 “Haddock taking a high salary and a million shares of stock;” 5/15/25 “high salaries and bonuses…getting rich at your expense…treat your Company as it is their own piggy bank;” 6/2/25 “Haddock…just awarded himself 1,000,000 shares of stock…diluting your investment;” 6/4/25 “outsized compensation; 1MM executive compensation; Haddock awarded himself 1,000,000 shares…an outrageous profits interest;” 6/12/25 “insiders awarded themselves 1,000,000 shares of stock and millions more in profits interest;” 6/16/25 “board members collect massive compensation…enriching themselves;” 6/18/25 “$4MM in performance units…and $2MM in share awards were handed out like bonuses;” 6/20/25 “outsized compensation…bloated executive compensation;” 7/2/25 “Haddock awarded himself with millions;” 7/7/25 “compensation is structured to reward presence not performance …self-dealing…insider enrichment…rewarded themselves millions in cash compensation, equity, long-term incentive plans…gave themselves 1,000,000 shares worth $2 million dollars… millions in long term incentives;” 7/18/25 “Haddock awarded himself 1,000,000 shares at no cost…on top of his outsized executive compensation and outrageous profits interest;” 7/24/25 “[Board] no plan beyond enriching themselves;” 7/31/25 “Haddock…outsized compensation…bloated executive compensation…unjustified compensation;” 8/4/25 “taking as much as [Haddock] can out of the company;” 8/14/25 “Haddock awarded himself $3MM shares of stock;” 8/20/25 “…self-dealing stock awards…excessive compensation;” 9/4/25 “self- dealing…excessive compensation…fraud.” The Affidavit of David Wheeler indicates Hartman also claimed on the July 24, 2025, Zoom Meeting: “They’re taking $1.1 million, $1.2 million is salaries, the two co-CEOs.” 9 In 14a SEC filings, Hartman makes an entirely different claim: 9/5/25 “current management [is] offering to sell shares to ‘other investors’ for .42 cents per share;” 9/11/25 “Management is desperately pressuring you to sell at 42 cents per share so they can try to win the proxy contest.” Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 10 of 45

- 11 - for certain non-forfeitable rights in the event there is a “change in control,” as well as salary and performance-based equity compensation, which are common in the industry. Exhibit 1, ¶9. Further, Hartman is well aware that Haddock voluntarily reduced his salary by 80%. Exhibit 1, ¶10. Because Haddock’s “profits interests” grants are incentive/performance based, it is false to claim they have any specific value. Exhibit 1, ¶11. 28. Hartman’s criticisms of Haddock’s compensation package and accusations of wrongdoing are also misleading because Hartman omits the fact that Hartman, himself, was negotiating his own Chair/CEO compensation package (including the stock grants) after dividends were suspended in June 2022; but, after an internal investigation, Hartman was removed as CEO before final terms were reached. Exhibit 1, ¶12. Before being informed he would be removed, and when Hartman still believed the terms of the compensation package would be market based (as Haddock’s currently is), not once during the negotiations did Hartman ever indicate any concerns that the terms of his compensation package were bad for the Company, bad for shareholders, wrong or immoral, or a breach of fiduciary duty. Exhibit 1, ¶12. 29. Hartman made the following statement to Silver Star shareholders in a July 24, 2025, Zoom Meeting, attributing the conclusion to one of his director candidates, Defendant Thomas: “Benjamin [Thomas] did a great amount of research on something called the LTIP Incentive for the Board. They awarded themselves $19.7 million in stock.” 10 This statement is false and misleading. The Long-Term Incentive Partnership (“LTIP”) Units Hartman mentions were issued as profits interests only, in accordance with certain applicable requirements of the Internal Revenue Service. Exhibit 5, ¶34; Exhibit 1, ¶14. Hartman knew there was no value to the LTIP Units and acknowledged the same in an earlier 14a filing and letter to 10 Exhibit 3, ¶23. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 11 of 45

- 12 - shareholders. Exhibit 5, ¶34; Exhibit 1, ¶14. The only value is if, for example, Silver Star were to be listed on a major stock exchange and has earning or appreciation. Exhibit 5, ¶34; Exhibit 1, ¶14. This was not a $19.7 stock award, and Hartman knew so at the time he made this statement to shareholders. Exhibit 5, ¶34; Exhibit 1, ¶14. 30. One of Hartman’s candidates for Director – Longnecker – made the following statement in the July 24, 2025, Zoom meeting: “From everything I’ve seen is your value has gone up, their compensation has, your value has gone down, their compensation has gone up.” This statement is false and misleading, because in fact executive compensation has been reduced substantially. Exhibit 5, ¶32. Specifically, the Company’s Proxy Statement detailed numerous reductions in executive compensation, which means Hartman and his slate of directors must have been aware of the following facts prior to making the statement above (and similar statements throughout 2025): 2025 Changes in Executive Compensation • In January 2025, the base salary of named executive officers and substantially all employees of the Company were reduced between 5% and 60% in order to reduce general and administrative expense. Exhibit 5, ¶32. • Mr. Haddock’s salary per his employment agreement, was $300,000 annually. Further pursuant to the employment agreement, Mr. Haddock’s annual salary was to be increased to $696,000 annually upon the sale of assets necessary to repay the Exit Financing which occurred in December 2024. Notwithstanding the provisions of the employment agreement, Mr. Haddock, with the consent of the Executive Committee, actually reduced his current compensation to $125,000 annually. Exhibit 5, ¶32. • Prior to Mr. Haddock’s agreement to serve as the Company’s CEO, the annual base salary for Mark Torok, who served as CEO from October 2022 to April 2023, was $480,000. The annual salary for Steven Treadwell, who served as CEO from August 2023 to October 2023, was $550,000. Exhibit 5, ¶32. • The salaries of other named executive officers were affected as follows: Mr. Wheeler’s annual salary was reduced from $375,000 to $125,000. Mr. Fox’s annual Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 12 of 45

Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 13 of 45

> salary was reduced from $257,500 to $125,000. Mrs. Collin's annual salary was reduced from $300,000 to $250,000. Mr. Board's annual salary was reduced from $200,000 to $150,000. *Exhibit 5, ¶32.*

Beginning in January 2025, compensation to be paid to members of the Board and the Executive Committee has been suspended and deferred entirely. *Exhibit 5, ¶32.*

31. In the September 11, 2025, Zoom Meeting, Hartman made the following false statement about his own compensation as Chair and CEO:

> **"In 2020, Silver Star acquired my interest in the advisor exchange for shares. And over a period of time, over 11 years, I was paid a certain amount of money, which was from dividends. I have not received a salary in 20 years. The only money I ever got was from the dividends from the company. And I only got stock in the different entities if the value went up. That's the only way I got paid."**

Exhibit 5, ¶24. The statements "[t]he <u>only</u> money I ever got was from the dividends from the company," and that dividends and stock when value increased were "the <u>only</u> way I got paid" are false or misleading in at least three respects.

32. First, Hartman failed to disclose the fact that he had formed Hartman Advisors LLC (the "Advisor"), which was owned 70% by Hartman and 30% by the Company. *Exhibit 5, ¶24; Exhibit 1, ¶15.* Hartman managed the Advisor, which managed the Company (of which Hartman was the CEO and Chairman of the Board). *Exhibit 5, ¶24; Exhibit 1, ¶15.* From 2012 to June 2020, the company paid the Advisor $8.3 million in acquisition fees for investing Company funds, plus $10.5 million in asset management fees for managing the Company's assets. *Exhibit 5, ¶24; Exhibit 1, ¶15.* Based on his 70% interest in the Advisor, Hartman earned $13.2 million for managing the Company of which he was the CEO and Chairman of the Board. *Exhibit 5, ¶24; Exhibit 1, ¶15.* Hartman was paid this amount whether the Company made money or not, which also renders false his statement that dividends and stock when value increased were "the <u>only</u> way I got paid." *Exhibit 5, ¶24; Exhibit 1, ¶15.* Moreover, in 2020 Hartman exchanged his

- 13 -

- 14 - 70% interest in the Advisor for operating partnership units in the Company valued at $7.6 million at the time of the exchange and mergers of affiliated entities in 2020. Exhibit 5, ¶24; Exhibit 1, ¶15. In short, Hartman was compensated heavily from many other sources other than Silver Star dividends. Exhibit 5, ¶24; Exhibit 1, ¶15. 33. Second, Hartman’s extreme assertions that “[t]he only money I ever got was from the dividends from the company,” and that dividends and stock when value increased were “the only way I got paid” are false or misleading because from 2007 to 2020 Hartman received additional compensation in a form resembling a small stipend and ranging from approximately $6,000 to $30,000 per year. Exhibit 5, ¶25; Exhibit 1, ¶16. While this “stipend” income is small, it belies Hartman’s misrepresentation about “the only money I ever got.” Exhibit 5, ¶25; Exhibit 1, ¶16. 34. Finally, these statements are false because in or around July 2022, the Company’s Board determined the Company was not in a sufficiently healthy condition to pay dividends, and it suspended dividends. Exhibit 5, ¶26; Exhibit 1, ¶17. Hartman then directed Silver Star’s Chief Financial Officer (“CFO”) and Treasurer Lou Fox to distribute cash payments to Hartman that approximated the dividend income he was no longer receiving, even though shareholders were not receiving dividend income. Exhibit 5, ¶26; Exhibit 1, ¶17. Over a roughly six-month period, Hartman took approximately $30,000 per month out of the Company, for a total of more than $170,000. Exhibit 5, ¶26; Exhibit 1, ¶17. 35. In his sworn deposition (posted on Silver Star’s website), Hartman claimed CFO Fox was the one who had authorized these payments. Exhibit 5, ¶26; Exhibit 1, ¶17. This is also false, as Fox was only following Hartman’s directives as Chairman/CEO. Exhibit 5, ¶26; Exhibit 1, ¶17. Hartman told Fox he would discuss the matter of these payments with the Board. Exhibit 5, Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 14 of 45

- 15 - ¶26; Exhibit 1, ¶17. Hartman did not do that and prohibited Fox from speaking with the Board. Exhibit 5, ¶26; Exhibit 1, ¶17. Not only was this egregious act done without the Board’s knowledge, but Hartman also repeatedly lied to the Board about it – claiming he was receiving no compensation at all. Exhibit 1, ¶17. While Hartman ultimately paid this money back to the Company at the Board’s insistence, it is nevertheless an additional reason his statement that he only received dividend income (or the implication he only made money when the shareholders did) is both false and misleading, inciting and disingenuous. Exhibit 5, ¶26. Hartman’s False Statements Regarding Performance – Current Management’s and His Own 36. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about his own past performance as Chair and CEO: “The reason we’ve always done well, exceedingly well, never lost money on a property, bought over 100 properties, never lost money on a property, because we would buy low and sell high. I mean, we had a few where we broke even, bought a few clunkers, we’re not perfect, but broke even, right? But we never, ever bought high and sold low.” Exhibit 5, ¶22. Hartman’s statement that his team has “never lost money on a property” is false. Exhibit 5, ¶22. In 2009 Hartman Short Term Income Properties XIX, Inc. (an entity which merged in 2020 with Silver Star), recorded a loss of approximately $1.7 million on a joint venture investment to acquire and develop a retail property in the Dallas/Fort Worth area. Exhibit 5, ¶22. The company’s equity investment in the joint venture as general partner and the subsequent failure to provide the financing for the development resulted in the loss of the joint venture property and reported loss of the joint venture investment. Exhibit 5, ¶22. 37. On a July 24, 2025 Zoom call, Hartman made the following statement about current Silver Star management’s performance: Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 15 of 45

- 16 - “They had no operators. They didn’t know what they were doing. They fired all the operators, everybody that knew what they were doing to manage a property, take care of a property, got fired.” Exhibit 3, ¶9. In the September 11, 2025, Zoom Meeting, Hartman claimed: “They have no operators on staff. They have zero operations. They have some accountants, they’ve got some analysts, they’ve got some people that were poor performers previously, but no operations people. And so it’s no wonder it’s going to hell in a handbasket.” Exhibit 5, ¶9. These statements are false. Silver Star retained operators, including property managers, although for a time it transitioned them to a third party – Transwestern, who Silver Star paid to manage the properties. Exhibit 3, ¶9. When Silver Star later moved property management back to in-house, it brought some of those managers back from Transwestern. Exhibit 3, ¶9. Also, since Silver Star was selling off commercial properties to pursue the more prudent self-storage strategy, it no longer needed as many managers as it had previously utilized. Exhibit 3, ¶9. Even so, Silver Star’s 5 (now 4 – one asset sale closed after Hartman’s statement was made) legacy assets are operated by 3 property managers and assistants and 4 building engineers. Exhibit 5, ¶10. The operations staff is under the direction of David Strickland, who has been with Silver Star for over 8 years. Exhibit 5, ¶10. The operations staff as a group has over 70 years’ experience with Silver Star. Exhibit 5, ¶10. Mr. Jorge Figueroa, the building engineer for the Preserve property, has been with the Company and that property for 23 years. Exhibit 5, ¶10. It is simply a false statement to claim that Silver Star has “no operators on staff” or “no operations people.” Exhibit 5, ¶10. 38. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about current management’s and his own previous operations: “So the legacy assets, now we go to the next graph, dumped at fire sale prices, and at the beginning, you know, they did pretty well because I was running the company…” Exhibit 5, ¶5. “Legacy assets” refers to the commercial office buildings Silver Star owned when Hartman was Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 16 of 45

- 17 - Chairman and CEO. Exhibit 5, ¶5. This statement regarding the performance of the legacy assets is false, because the legacy assets actually performed significantly better after Hartman was removed. Exhibit 5, ¶5. 39. Specifically, for the six months ending September 2022 the Company’s properties generated revenue of $43.3 million and net operating income of $18.2 million while Hartman was running the company. Exhibit 5, ¶6. For the six months ending March 2023 (the six months after Hartman’s removal), the properties generated revenue of $44.3 million and net operating income of $19.5 million (an increase of $1.3 million of net operating income). Exhibit 5, ¶6. Hartman’s statement that legacy assets were “dumped at fire sale prices” is also without foundation, as the properties were appraised and heavily marketed and sold at prices the market would bear. Exhibit 5, ¶6. 40. To the extent Hartman’s statement means that Hartman believes the properties should have garnered a higher sales price, Hartman’s statement is grossly misleading and incomplete, because it omits any mention of Hartman’s own performance as CEO, his failure to timely refinance Silver Star’s senior debt, and – after his removal as CEO – the ensuing need to sell these properties as a means of reducing the debt Hartman had failed to refinance timely,11 and, among other actions, Hartman’s filing of unlawful lis pendens on behalf of his company, Hartman XXI, against certain Silver Star properties in which neither Hartman nor Hartman XXI owned any interest. Exhibit 5, ¶7 Hartman’s improper, illegal, and unauthorized actions challenged, frustrated and clouded title issues related to asset sales necessary to reduce Silver Star’s senior loan balances – the same loan balances Hartman had failed to refinance. Exhibit 5, ¶7. 11 In his Memorandum Opinion issued on January 21, 2025 (“Memorandum Opinion” or “Mem. Op.”), Judge Anthony F. Vittoria for the Circuit court wrote “[Hartman] took primary responsibility for refinancing the SASB loan…at a board meeting on July 8, 2022 [Hartman] informed the refinancing failed.” Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, at *3 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 17 of 45

- 18 - 41. As a means of swiftly addressing, and for the sole purpose of resolving Hartman’s spurious claims and actions against Hartman SPE LLC (“SPE”), Silver Star approved the filing of a Chapter 11 bankruptcy petition for the SPE (the named borrower and collateral owner under the Single-Asset-Single-Borrower loan (“SASB”) – against which the legacy properties were collateralized) on September 13, 2023. Exhibit 5, ¶8. In an adversarial proceeding in bankruptcy court in Delaware, Silver Star filed a motion for summary judgment, Hartman was forced to withdraw the lis pendens, and he agreed to a judgment holding that Hartman XXI had no interest in the properties. Exhibit 5, ¶8. The Circuit Court found Hartman’s actions on the lis pendens caused substantial harm to the Company.12 42. During the September 11, 2025, Zoom Meeting, Hartman falsely and grossly misstated the substantial impact his unlawful lis pendens filings had had on Silver Star’s operations and asset sales: “Okay, Lis Pendens on Silver Star’s assets. So there was about a six-week period when we filed Lis Pendens on Silver Star’s assets, and we immediately withdrew those. So, it didn’t impact their sale of those assets whatsoever, because they sold all the assets that they had listed. It delayed the sale for a couple of months, perhaps, on some of the assets, but they sold all the assets and got the price that they were expecting. So we withdrew those immediately. As soon as we figured out it was the right thing to do, we withdrew those immediately.” Exhibit 3, ¶16. As demonstrated by the Affidavit of COO Wheeler, the statement “we withdrew those immediately” is false. In August 2023, Wheeler was and still is the President of Hartman SPE Management, LLC, the manager of the SPE, and knows the lis pendens issue well based on that 12 In its Memorandum Opinion, the Circuit Court wrote, “Starting on July 21, 2023, and continuing through early August, [Hartman] caused several lis pendens to be recorded on several of the properties held by…Silver Star’s subsidiary. The lis pendens interfered with Silver Star’s ability to market its office building assets and put it in technical default of some of its debts, thereby jeopardizing the refinancing effort and potentially thwarting the Pivot Plan. Ultimately [it] had to be put into bankruptcy. It took several months for the bankruptcy proceeding to result in the release of the lis pendens. Silver Star incurred substantial costs as a result.” Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, at *5 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 18 of 45

- 19 - role and his review of SPE’s books and records. Exhibit 3, ¶17. 43. On or about July 21, 2023, Hartman, on behalf of his own company Hartman XXI, filed the first lis pendens on an SPE property and quickly followed with additional lis pendens on other properties. Exhibit 3, ¶17. Silver Star became aware of the first lis pendens on July 24, 2023, and promptly filed a bankruptcy in Delaware, along with a related adversary proceeding to order the lis pendens removed. Exhibit 3, ¶17. Only after that did Hartman remove the lis pendens on or about September 28, 2023. Exhibit 3, ¶17. 44. Silver Star sought summary judgment in October 2023, asking the bankruptcy court to (1) declare that Hartman XXI possessed no interest in SPE’s real property, and (2) order the lis pendens be released, discharged and expunged, and that XXI record the release of each lis pendens in the real property record of each relevant county clerk. Exhibit 3, ¶17. Ultimately, a final judgment was signed and filed on November 21, 2023, in Case No. 23-11452 (MFW), Adv. No. 23-50588 (MFW), declaring XXI had no interest in the properties. Exhibit 3, ¶17. Hartman is a sophisticated real estate investor with decades of experience – certainly qualified to know XXI could not file a lis pendens on properties in which it had no interest, and he was forced to admit as much. Exhibit 3, ¶17. 45. Contrary to Hartman’s egregiously false claims, the impact of his unlawful lis pendens assault was substantial. First, it clouded title on every one of the remaining 35 properties in the SPE because of an underlying lawsuit with Hartman (Cause Number 2023-17944). Exhibit 3, ¶19. Clouded title is what necessitated the filing of Chapter 11 Bankruptcy for the SPE. Exhibit 3, ¶19. Second, the lis pendens and delays associated with removing it affecting at least 19 Silver Star properties, causing delays of 3 to 23 months, causing properties to fall out of contract – all of which led to substantial sales price discounts: Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 19 of 45

- 20 - A. Chelsea Square II to Xceed Capital Group, LLC – this fell out of contract August 11, 2023 and was not sold until April 3, 2024, over eight months from filing of the lis pendens, and for $150,000 less. B. Cornerstone Tower to Christian Carter – this fell out of contract on September 29, 2023 and was not sold until June 20, 2025, 23 months after the filing of the lis pendens, and for $1,550,000 less. C. Fondren Road Plaza to Fondren Complex, LLC – this closing was delayed until October 23, 2023, more than three months after the filing of lis pendens. D. Garden Oaks Shopping Center to Whitestone REIT, this fell out of contract September 14, 2023, was not closed until February 20, 2024, seven months after the filing of the lis pendens, and sold for $1,350,000 less. E. Mission Center Shopping Center to Beechnut Complex, LLC – this closing was delayed until December 1, 2023, more than four months after the filing of lis pendens. F. Northeast Square Shopping Center to IBNI Investments, LLC – this closing was delayed until December 7, 2023, more than four months after the filing of lis pendens. G. One Mason Shopping Center to Mason Complex, LLC – this closing was delayed until October 23, 2023, more than three months after the filing of lis pendens. H. Prestonwood Shopping Center to Prestonwood Park Properties LLC – this closing was delayed until September 9, 2023, more than a month from filing of lis pendens, and it sold for $125,000 less. Because it did not yet have bankruptcy protection, the SPE was also required to deposit over $2.7 million into Indemnity Escrow with Stewart Title in order to close. This and other factors illustrated why the invalid lis pendens filings made bankruptcy necessary. I. Promenade North Shopping Center to Promenade Partners LP – this closing was delayed until November 21, 2023, four months after the filing of lis pendens. J. Regency Square to RS Greater Heights Holdings LLC – this closing was delayed until November 29, 2023, more than four months after the filing of lis pendens. K. Timbercreek to 5870 Highway 6 N, LP – this closing was delayed until January 31, 2024, more than six months after the filing of lis pendens. L. Copperfield to 15840 FM 529, LP – this closing was delayed until January 31, 2024, more than six months after the filing of lis pendens. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 20 of 45

- 21 - M. Walzem Shopping Center to AP Growth Properties, LP – this closing was delayed until October 31, 2023, more than three months after the filing of lis pendens.13 N. Central Park Business Park – this closing was delayed until May 2, 2024, over nine months after the filing of lis pendens. O. Commerce Plaza Hillcrest – this closing was delayed until January 15, 2025, more than seventeen months after the filing of lis pendens. P. North Central Plaza I – this closing was delayed until April 1, 2024, more than eight months from filing of lis pendens. Q. Corporate Park Place – this buyer abandoned the deal, and this closing was delayed until November 20, 2024, sixteen months after the filing of lis pendens, when it ultimately sold at a price $3,200,000 lower than the original PSA. R. Gateway Tower – this closing was delayed until August 14, 2024, more than 12 months after the filing of lis pendens, when it ultimately sold at a price $3,034,571 lower than the original PSA. S. Skymark Tower – this closing was delayed until May 31, 2024, more than nine months after the filing of lis pendens. T. Parkway Plaza – this buyer abandoned the deal, and this closing was delayed until June 3, 2024, eleven months after the filing of lis pendens, when it ultimately sold at a price $600,000 lower than the original PSA.14 46. Ironically, in the September 11, 2025, Zoom Meeting, Hartman made the following statement about Silver Star’s legal fees: “I’ve said in many, many letters they spent $15 million in legal fees, but I believe that number’s probably $20, $25 million I mean they are spending money like drunken sailors… I could send a letter saying its $25 million, they probably wouldn’t protest.” Exhibit 5, ¶27. Hartman also made the following statement in the July 24, 2025, Zoom Meeting: “they spent $5 million just fighting us to get a shareholder meeting.” Exhibit 5, ¶25 Both statements are false and misleading because, as stated above, in the Maryland Lawsuit, the Board was also fighting Hartman’s demand for immediate liquidation (because it was not in the 13 Exhibit 3, ¶20. 14 Exhibit 3, ¶21. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 21 of 45

- 22 - best interests of the shareholders), and Silver Star volunteered to have a shareholder’s meeting. Exhibit 5, ¶27. 47. Moreover, Hartman has vastly overstated the amount of Silver Star’s legal fees and omitted the fact that it was Hartman’s conduct that made the legal fees necessary. Exhibit 5, ¶27. Specifically, Silver Star spent roughly $2.5 million on the bankruptcy proceedings necessary to remove Hartman’s illegal lis pendens and resolve his spurious claims, approximately $1.25 million defending the SEC investigation into Hartman’s conduct during his tenure as CEO, about $2.8 million in litigation to: 1) oppose Hartman’s unsuccessful attempts to set aside the consent solicitation the Appellate Court of Maryland found lawful; 2) defend his action to immediately liquidate the Company, and 3) seek a preliminary injunction in federal court in hopes of preventing the kinds of proxy fraud in which Hartman is now engaging. Silver Star has also spent roughly $1.2 million defending and countering Hartman’s assault on the Company in Harris County, Texas (still pending). Exhibit 5, ¶27. Virtually all of the legal fees spent by the REIT are defensive in nature and incurred by Hartman’s deliberate attack on the REIT to regain control. 48. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about current management’s operations: “So they didn’t reduce the debt. They did have new debt of 5.8 [million dollars]…” Exhibit 5, ¶12. The claim that Silver Star did not reduce its debt is false with respect to its senior and junior debt – regardless of whether Hartman was relying on current management’s February 2025 proxy statement (to which he was referring) or relying on current information at the time he made the statement. Id. Silver Star reduced its outstanding senior and junior debt with each and every legacy asset sale, which Hartman well knows, because he is aware that Silver Star’s debt is collateralized by the commercial office buildings and their sales proceeds are applied to the loans from the Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 22 of 45

- 23 - closing table. Id. The balance of Silver Star’s senior and junior debt secured by the legacy assets was steadily reduced as assets were sold, and it went to $-0- in May 2025 as the following chart illustrates (in thousands of dollars): December 31, 2022 $298,324 December 31, 2023 $135,614 December 31, 2024 $38,652 March 31, 2025 $6,984 June 30, 2025 - Exhibit 5, ¶12. 49. While it is true that Silver Star added $5.75 million of debt, this statement is misleading. Hartman omits the fact that the $5.75 million debt was incurred in connection with the $9.75 million acquisition of a Virginia Parkway storage facility in McKinney, Texas. Exhibit 5, ¶12. Further, while Silver Star also added $57,750,000 in debt in the summer of 2024, this debt was in connection with the acquisition of 16 Walgreen’s properties purchased for $60,925,000. Exhibit 5, ¶12. Hartman’s statement that “they have not reduced the debt” is misleading because it omits this key information about the acquisitions, which offset any increased debt. Exhibit 5, ¶12. 50. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about current management’s operations: “So basically, there’s no cash flow. There’s no money coming from the properties.” Exhibit 5, ¶13. Hartman has no basis or foundation for this false statement – either relying on management’s February proxy statement (to which he was referring) or relying on current information at the time he made the statement. Exhibit 5, ¶13. In reality, Silver Star has experienced positive net operating income (“NOI”) from the legacy properties each and every month since Hartman’s departure. Exhibit 5, ¶13. The total NOI for the last few years has been $40,647,862 (2022); $41,518,177 (2023); $12,745,244 (2024); and $4,193,469 (first 9 months of 2025). Exhibit 5, ¶13. While the Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 23 of 45

- 24 - total NOI has declined as the number of income-producing legacy assets has been reduced, their NOI has always remained positive. Exhibit 5, ¶13. Hartman’s False Claims That Silver Star (and its Board) is Breaking the Law and Lying to the SEC 51. In his July 24, 2025, Zoom Meeting, Hartman made the following statement to shareholders: “We’re going to discuss violating law, flagrant breaking of the law in a couple of different areas.”15 Exhibit 1, ¶21. In a June 20, 2025, SEC 14a filing, Hartman told shareholders that the purpose of the poison pill “was to entrench the three members of the Executive Committee and blocking stockholders from having a free and fair election.” Exhibit 1, ¶21. 52. These claims are false and misleading because they omit key findings of the Circuit Court, such as: “Maryland law presumes that directors act in good faith and in the best interests of the corporation…To rebut this presumption, a party must provide clear evidence of bad faith…[Hartman] has failed to rebut the presumption.” “[T]he Court finds that [Hartman] has failed to show [the Board] acted in bad faith in enacting the Rights Plan.” 15 Hartman’s accusing current management and the Board of illegality, breach of fiduciary duty, breaking the law, immoral or unethical conduct, or having bad character or motives, etc., is hardly an isolated incident – it has been a running theme in Hartman’s 14a filings with the SEC as well: 4/10/25 “By taking excessive compensations in both stock and salary, it is it is clear to the attorneys I have been talking to that Haddock is creating a personal liability to himself…Over half of the shareholders that I have talked to want to start a litigation against Haddock once he is removed to seek recovery.” 5/1/25 “As I have stated before in prior letters, Haddock, by taking a high salary and a million shares of stock while totally mismanaging and destroying the value of the Company is creating a personal liability for himself. … By virtue of this letter, Haddock and the other directors on the Executive Committee are hereby being put on notice that they may be held personally liable for what we believe to be a 7.4M dollar loss of value to the shareholders. Furthermore, the executive employees who are complicit in selling distressed assets and are profiting from it through high salaries and bonuses will also be held accountable.” 5/15/25 “They treat your Company as if it is their own piggy bank to spend as much money as possible on legal fees and fighting against their obligations…” 6/9/25 “Silver Star’s Board … in a desperate attempt to retain control have violated the law.…Silver Star Executive Board publicly lied and misled shareholders with a purported ‘victory’ we believe based on their disregard for [consent solicitation] revocations, and concealment of the actual results…Silver Star Executive Board lie and mislead again and again with shameless abandon.” 7/3/25 “Silver Star has betrayed your trust…financial malpractice – deliberate, arrogant, and indefensible.” 7/7/25 “Self-Dealing, Insider Enrichment & Misaligned Incentives – How Silver Star’s Board Rewarded Itself at Shareholder Expense…exploitation…they have failed to lead with integrity.” Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 24 of 45

- 25 - “[Hartman] caused several lis pendens to be issued…[which] interfered with Silver Star’s ability to market its office building properties, thereby threatening both Silver Star’s refinancing and the Pivot Plan. The lis pendens ultimately caused Silver Star to put its subsidiary into bankruptcy, costing Silver Star both time and money. Importantly, [Hartman] took all these actions all while he was still a director of Silver Star and, thus, arguably still owed a fiduciary duty to Silver Star’s stockholders.” “The Court finds that the Rights Plan was legal adopted and that the Board was not acting in bad faith in finding that [Hartman] had triggered the Rights Plan.”16 Exhibit 1, ¶22. 53. Hartman made similar false and egregious statements about Silver Star’s management in a Schedule 14a filing with the SEC on June 25, 2025, which Hartman titled “Silver Star Engages in Unbridled Disregard for the Law and Regulatory Constraints,” and which includes Hartman’s allegation that “this would not be the first of Silver Star’s regulatory violations, Silver Star has been recklessly lying.” Exhibit 1, ¶23. In his June 25, 2025, Schedule 14a filing, Hartman also falsely claimed that Silver Star had failed or refused a documents and records request he claimed was required by law, that Silver Star had failed to count Hartman Group revocations on the consent solicitation results filed with the SEC, and that Silver Star was amassing legal and regulatory violations. Exhibit 1, ¶23. 54. As Silver Star’s July 7, 2025, SEC filing responded, the true facts are: 1) while the SEC has rendered a comment letter on the lack of audited financial statements, Silver Star has not been “amassing” legal or regulatory violations; 2) Silver Star has actively engaged in transparent communication with the SEC throughout 2025; and 3) the Circuit Court granted relief to allow additional time for finalizing audited financials – a process already near completion. Exhibit 1, ¶23. 16 Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, at *15-16 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 25 of 45

- 26 - 55. Hartman continues to create a false narrative that the SEC has somehow taken issue with Silver Star’s conduct. Exhibit 1, ¶24. Nothing could be further from the truth. In fact, the SEC and the Circuit Court have acknowledged Silver Star’s path forward – a path that Hartman repeatedly disrupted during his tenure and continues to interfere with. Exhibit 1, ¶24. Despite this Court’s warning,17 Silver Star’s legal counsel’s July 1, 2025, formal demand that Hartman cease and desist making false and defamatory public statements about Silver Star’s regulatory compliance and financial disclosures, and that he retract his June 25, 2025, communication to shareholders, Hartman has not retracted the prior false statements and continues to repeat old or make new false or misleading representations to shareholders. Exhibit 1, ¶24. Hartman’s false narrative also omits the fact that Hartman’s own conduct was the primary cause of delay and expense.18 Exhibit 1, ¶24. 56. Hartman claimed in his September 11, 2025, Zoom Meeting to solicit proxy votes: “But soliciting proxy votes with no audit, that’s illegal according to SEC violations. Lying about the Consent Solicitation to the SEC. When I talked to an attorney about that today, he was very interested in that. Why are they lying to the SEC? The SEC could refer to the DOJ, for example.”19 Exhibit 2, ¶13. 17 Silver Star Props. REIT, Inc., v. Hartman vREIT XXI, Inc., et al. Civil Action No. 23-2720-BAH, 2024 WL 308945, at *5 (D. Md. Jan. 26, 2024). 18 In the Memorandum Opinion, the Circuit Court wrote, “Starting on July 21, 2023, and continuing through early August, [Hartman] caused several lis pendens to be recorded on several of the properties held by … Silver Star’s subsidiary. The lis pendens interfered with Silver Star’s ability to market its office building assets and put it in technical default of some of its debts, thereby jeopardizing the refinancing effort and potentially thwarting the Pivot Plan. Ultimately [it] had to be put into bankruptcy. It took several months for the bankruptcy proceeding to result in the release of the lis pendens. Silver Star incurred substantial costs as a result.” Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *5 (Md. Cir. Ct. Jan. 21, 2025). In this same opinion, the Circuit Court indicated he had “found [Hartman] to have general credibility issues stemming from instances in which [he] had been shown to be dishonest…” Id. a t *3, fn. 2. 19 Other examples from July 24, 2025: “You know how many people are talking about a class action lawsuit…when you’re taking a lot of money out of the company…they’re creating liability for themselves.” From the September 11, 2025, Zoom Meeting: “We’re going to…discuss how they’re breaking the law, many ways of breaking the law.” [Claiming similarities to ENRON]; “Legal violations, you’ll see that they’re breaking the law, many, many ways. They’re soliciting, we think this is criminal, it’s rising to the level of criminal. And I’m talking to criminal attorneys right now, because they’re just, it’s not, when you create fraud like this…There should be zero toleration for this fraud they’re committing.” “Material omissions, misrepresentations never disclosed to shareholders…so they weren’t telling the shareholders anything and that’s illegal. That’s fraudulent according to the attorneys I’m talking to.” Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 26 of 45

- 27 - Hartman’s claims regarding the consent solicitation are false or misleading, because Hartman fails to disclose that the Appellate Court of Maryland found Silver Star’s consent solicitation to be lawful and valid.20 Exhibit 2, ¶13. 57. Hartman’s claims that Silver Star’s Board lied to the SEC regarding the alleged failures to count revocations in the consent solicitation, or that Silver Star is facing any enforcement issue from the SEC, is also false. Exhibit 2, ¶14. First, Hartman’s claims omit the material facts that: he failed to follow basic voting procedures, never formally submitted his shareholder consent revocations to the proper intermediaries, and instead submitted materials directly to the Company, riddled with legal deficiencies and well after the submission deadline. Exhibit 2, ¶14. Second, while the SEC has rendered a comment letter on the lack of audited financial statements, Silver Star has actively engaged with the SEC throughout 2025, and the Circuit Court granted relief to allow additional time for finalizing audited financials – a process near completion. Exhibit 2, ¶14. This issue has been addressed in a Cease-and-Desist letter to Hartman issued by Silver Star’s counsel on July 3, 2025 demanding a retraction of his false statements to shareholders. Exhibit 2, ¶14. The request and the Cease-and-Desist demand were both ignored, and Hartman continues, to this day, to make the false and misleading statements. Exhibit 2, ¶14. 58. Hartman’s false allegations about illegality and wrongdoing continue. The following are just a few of the more recent 250-plus accusations in Hartman’s SEC Rule 14a filings, which are then distributed to stockholders in the ongoing solicitation of their proxy votes: 20 Silver Star Props. REIT, Inc. v. Hartman, No. 2428, 2025 WL 1064812, at *5 (Md. App. Apr. 9, 2025) (“The Amendment to the Bylaws approved by the Board detailed such an authorization. This is consistent with – and not in violation of – the requirements of §2-505(b)(2) because the Board was specially authorized by the Charter to act without notice to amend the Bylaws and allow for such action…the Board was lawfully authorized by the Charter to permit written consent solicitation procedures in the Bylaws.”). Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 27 of 45

- 28 - August 26, 2025: “The Board states that their postponement will provide shareholders with ‘full and accurate information. This is a lie from the pit of hell…The Board has made false statements to the SEC regarding shareholder consent approval processes…[these] violate federal securities law. Silver Star’s board publicly lied and misled shareholders by concealing the actual results [of the consent solicitation]. On June 23rd the SEC notified Silver Star that …they are not allowed to solicit proxies.” Exhibit 2, ¶17. September 4, 2025: “Your conduct Exhibits Badges of Fraud…behaviors that suggest fraudulent intent in transactions – secrecy, lack of consideration, debtors retaining control of assets – don’t prove fraud individually but collectively may show intent to deceive creditors and evade legal obligations. Exhibit 2, ¶17. September 9, 2025: “Haddock defaulted on loans he personally negotiated and managed…Criminal Accountability may be required…The evidence of fraud requires criminal investigation…concealing financial information, potentially misappropriating. Shareholder assets and self-dealing with related parties. We are aggressively pursuing hiring a criminal attorney which we should have in place this week, and will report more to you at that time…” Exhibit 2, ¶17. September 11, 2025: “Clear pattern of potential fraudulent conduct…deliberate concealment of financial records…blatant self-dealing with related parties…discriminatory stock distribution scheme…material omissions and misrepresentation…lying about Consent Solicitation to SEC…deliberate pattern of enriching insiders…Management is desperately pressuring you to sell at .42 per share so they can try to win the proxy contest.” Exhibit 2, ¶17. With Regard to Audited Financial Statements, Hartman Accuses Silver Star’s Management Team of “intentionally holding back because they don’t want to disclose what’s going on,” and “lying through their teeth” 59. In the September 11, 2025, Zoom Meeting, Hartman claimed the reason current management could not provide an audited financial statement was because “they’re intentionally holding back because they don’t want to disclose what is going on,” “lying through their teeth,” and “intentionally holding back because they don’t want to disclose what is going on,” because management has not yet provided audited financial statements. Exhibit 5, ¶14. 60. This statement is very misleading, because Hartman fails to disclose the effects of his own management actions before removal, plus the spurious legal claims and lis pendens he Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 28 of 45

- 29 - filed on behalf of Hartman XXI that necessitated bankruptcy of the SPE. Exhibit 5, ¶14. Silver Star’s prospects for engaging an auditor had been, and until earlier this year continued to be, hamstrung by an SEC investigation into Hartman’s own management decisions and other actions while running the Company, plus continuous assaults on the Company. Exhibit 5, ¶14. 61. Specifically, after Hartman’s removal as Executive Chairman, on or about November 29, 2023, Silver Star’s previous CPA firm – Weaver and Tidwell, L.L.P. (“Weaver”) – notified the Company and the Board’s Audit Committee of Weaver’s decision not to stand for reelection as the Company’s registered public accounting firm for the Annual Report for the 2023 fiscal year. Immediately thereafter, Silver Star – at the direction of the Audit and Executive Committees – undertook to engage a successor certified accounting firm. Exhibit 5, ¶15. 62. Silver Star and its Audit Committee engaged in numerous calls, meetings and discussions with 7 prospective CPA firms, including a former auditor for the Company. Exhibit 5, ¶16. On or about January 8, 2024, the Audit Committee signed an engagement letter with a prospective successor audit CPA firm. Exhibit 5, ¶16. On or about January 15, 2024, however, this same prospective successor audit CPA firm advised the Company that, after completion of the CPA firm’s client acceptance procedures, the CPA firm’s client acceptance committee determined it would not approve the engagement. Exhibit 5, ¶16. From January 2024 through November 2024, Silver Star had periodic and significant contact with the prospective firms referred to above – including substantial solicitations relating to acceptance of the full audit engagement – before Silver Star’s negotiations with CBIZ CPAs (formerly Marcum LLP) (“CBIZ”) finally entered a more serious phase as the Company was sent CBIZ’s engagement letter for review. Exhibit 5, ¶17. 63. Throughout this period of time, several concerns were expressed by the various prospective CPA firms regarding potential engagement, including but not limited to the following: Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 29 of 45

- 30 - (a) the ability of the SPE to exit satisfactorily out of the bankruptcy proceedings; (b) the SEC initiated inquiry/Hartman investigation; and (c) the ongoing litigation with Hartman, in both Baltimore, Maryland and Harris County, Texas, which involved complex analysis regarding the cessation of distributions, damages directly caused by Hartman’s mismanagement, and general potential reputational harm to the Company. Exhibit 5, ¶18. Of these concerns, the most challenging and a common hurdle negating client acceptance by the CPA firms was the SEC investigation into Hartman’s activities. Fortunately, on December 24, 2024, Silver Star engaged CBIZ CPAs as its new independent registered public accounting firm. Exhibit 5, ¶18.21 64. As of the date of this filing, the CBIZ engagement team is and has continued to be fully engaged in the audit of the 2023 consolidated financial statements, including communications with and documentation for the firms practice directors. Exhibit 5, ¶19. Silver Star now expects the audited financial statements to be completed by the shareholders meeting. Hartman’s glaring omissions of how his own conduct contributed to the inability of current management to provide an audited financial statement makes his statement that current management is not providing an audited financial statement because it is “intentionally holding back because they don’t want to disclose what is going on” grossly misleading. Exhibit 5, ¶19. Hartman Falsely Claims Silver Star’s Management Is Offering 45 Cents / Share, While Hartman is Recklessly Offering Return of Capital at $5-$6 / Share. 65. During the September 11, 2025, Zoom Meeting, Hartman claimed Silver Star’s management had offered to redeem stock at 45 cents per share and also claimed his group would return capital: 21 On information and belief, Hartman XXI has now lost its current auditor (Weaver) – the same auditor Silver Star previously lost. Weaver has apparently given notice he is declining to serve for 2023 and 2024. This further magnifies the impact of Hartman’s past actions on Silver Star’s current ability to gain complete control of the information necessary to fully inform its stockholders. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 30 of 45

- 31 - “There is no money to buy any shares, but we are returning capital. They are offering to buy shares at 45 cents. I would highly recommend that you don’t do that.” Exhibit 1, ¶18; Exhibit 2, ¶18. The statement “we are returning capital” is misleading – particularly following the statement that “there is no money to buy any shares,” and nowhere does Hartman explain how he intends to return capital given that he claims there is no money. Exhibit 1, ¶18; Exhibit 2, ¶18. Indeed, Silver Star has repeatedly addressed this fact in 14a filings, and in the event of an immediate liquidation (as Hartman proposes), there will be little if any money to return to shareholders after lenders and costs are paid. Exhibit 1, ¶18; Exhibit 2, ¶18. The statement “[t]hey are offering to buy shares at 45 cents – assuming “they” means current management – is completely false. At no time has current management ever offered to redeem shares at all, much less at 45 cents.22 Exhibit 1, ¶18; Exhibit 2, ¶18; Exhibit 3, ¶15; Exhibit 5, ¶28. 66. Phillip Bellan is a 73-year-old retiree who, since 1995, has been a shareholder of a predecessor Hartman-sponsored entity that is now Silver Star. Exhibit 6, ¶2. Under Hartman’s leadership, Bellan has watched his share value drop from $10 to $2. Exhibit 6, ¶2. Recently, Hartman contacted Bellan personally to solicit Bellan’s proxy vote. Exhibit 6, ¶3. Hartman assured Bellan if Bellan voted Hartman’s way, Hartman would return capital at $5-6 per share in six months. Exhibit 6, ¶3. Given the dollars at stake – both for himself and everyone else – Bellan wants this Court to know he believes it is more important for Silver Star’s shareholders to make the right decision based on completely truthful information, rather than the fastest decision possible. Exhibit 6, ¶4. Bellan is highly representative of Silver Star’s stockholder base of more than 4,500 investors. Exhibit 5, ¶29, fn.4. On a September 11, 2025, Zoom Meeting shareholder 22 In 14a SEC filings, Hartman makes an entirely different claim: 9/5/25 “current management [is] offering to sell shares to ‘other investors’ for .42 cents per share;” 9/11/25 “Management is desperately pressuring you to sell at 42 cents per share so they can try to win the proxy contest.” Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 31 of 45

- 32 - call, Hartman said “You’ll have your money back in two to three years,” versus the six months Hartman told Bellan (and others). These statements are contradictory and cannot both be true. Exhibit 3, ¶13. 67. Hartman’s claim that he can produce $5-6 per share after the damage he caused Silver Star is outrageous. First, as the testimony of Silver Star’s CFO Lou Fox demonstrates, today there are 185,910,905 common shares of outstanding Silver Star stock. Exhibit 5, ¶13. To deliver $5/share would require the Company to have a net worth of $929,550,905. Exhibit 5, ¶13. To deliver $6/share would require the Company to have a net worth of $1,115,461,086. Exhibit 5, ¶13. Neither of these can be achieved through immediate liquidation – the only option the Circuit Court offered is the binary choice of immediate liquidation versus pivot. Exhibit 5, ¶13. 68. Second, on a September 11, 2025, Zoom Meeting shareholder call, Hartman said “You’ll have your money back in two to three years.” Exhibit 5, ¶14. These statements are, again, contradictory and cannot both be true. Exhibit 5, ¶14. Moreover, shareholders’ having to wait two years for return of capital completely contradicts Hartman’s proxy solicitation materials stating he will liquidate the Company immediately. Exhibit 5, ¶14. This suggests Hartman may actually be soliciting proxies based on the false promise of immediate liquidation, while secretly intending to continue operations and not liquidate. Exhibit 5, ¶14. If true, this would represent a third option undisclosed to the shareholders and inconsistent with either the Hartman Group’s immediate liquidation plan, or current management’s plan to pivot to self-storage. Exhibit 5, ¶14. It is also inconsistent with Hartman’s promises elsewhere that voting his card will result in an immediate return of capital. Exhibit 5, ¶14. Perhaps most importantly, this “third option” violates the Circuit Court’s Order, in which the court ordered that “stockholders must be given a binary choice between Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 32 of 45

- 33 - liquidation and deferring liquidation for the purpose of executing an alternative strategy.”23 Exhibit 5, ¶14. Hartman Falsely Claims He Gave Over 10 Million Shares of His Personal Stock to the Employee’s Retirement Plan 69. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about whether he had made the required cash and stock contributions to the employees’ 401(k) Plan as Chair and CEO: “I did take ten million dollars of my stock and gave it to the employees I contributed ten million dollars to their 401k to match the 401k plan. So it’s my understanding that Silverstar removed it just canceled it was it was phantom stocks that wouldn’t have to pay tax on it but as my understanding it got canceled and I’m not sure where that ten million dollars went, right? I know for a fact that’s exactly what happened.” Exhibit 3, ¶14; Exhibit 5, ¶23. The first part of this statement is entirely false. Exhibit 3, ¶14; Exhibit 5, ¶23. Never at any time did Hartman ever contribute any of his own company stock to the 401(k) plan. Exhibit 3, ¶14; Exhibit 5, ¶23. As CEO and Chairman, Hartman disseminated a phantom stock plan on September 4, 2020, which did not contain any actual shares of stock, although at the time Hartman often misrepresented this as “stock.” Exhibit 3, ¶14; Exhibit 5, ¶23. The remainder of the statement is misleading, as Hartman appears to conflate the phantom stock plan with a subsequent 401(k) matching plan that also never included any of Hartman’s own stock. Exhibit 3, ¶14; Exhibit 5, ¶23. Under Hartman’s leadership the 401(k)-plan matching contribution was also changed at some point from a cash match to a match in company stock, which was originally Hartman Income REIT, Inc. stock. Exhibit 3, ¶14; Exhibit 5, ¶23. However, the shares issued as matching 401(k) contributions were original issue shares by the Company – not Hartman’s own shares. Exhibit 3, ¶14; Exhibit 5, ¶23. 23 Hartman v. Silver Star Props. REIT, Inc., Case No. 24-C-23-003722, 2025 WL 1836504, at *16 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 33 of 45

- 34 - Hartman Falsely Accusing Silver Star of Allowing a Third-Party Management Company to Self-Deal and Poach a Tenant 70. In a July 24, 2025, Zoom Meeting, Hartman made the following statement about current management’s performance and impugning the character of third-party property manager Transwestern: “These third party people are so bad that, I’ll give you an example, they stole one of our biggest tenants out of the company, Galen Nursing, at a property called OTC in San Antonio, it’s right in the medical center, stole six floors out of that building and then they gave them, they awarded them the leasing for that, so they awarded them leasing for that property.” Exhibit 3, ¶11. This statement accusing Transwestern of self-dealing (and by implication, accusing current management of incompetence for allowing it) is also false. Exhibit 3, ¶11. What actually happened was that Galen Nursing made a strategic decision to both leave the San Antonio medical center area where One Technology was located, and to establish a “flagship campus” near an affiliated Methodist Healthcare location. Exhibit 3, ¶11. Galen Nursing was already negotiating with another Transwestern client for this new location when Silver Star first retained Transwestern as leasing agent for the One Technology office property in the San Antonio medical center. Exhibit 3, ¶11. Although the transaction subsequently closed after Transwestern was hired, Transwestern did not use its position to poach or self-deal with respect to Galen Nursing’s strategic relocation. Exhibit 3, ¶11. Hartman Introduces His Board Candidates as if They Are “New and Independent Board Members” 71. Hartman made the following statement about his agenda for the July 24, 2025, Zoom Meeting with stockholders: “…we’re going to introduce the new and independent board members…” Exhibit 3, ¶8. This statement is false, because these are not new board members – only candidates. Exhibit 3, ¶8. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 34 of 45

- 35 - Unless and until they are elected by the shareholders on October 6, 2025, candidates for board member are not board members. Exhibit 3, ¶8. Hartman Falsely Claims Current Management Put a $3M Acquisition on the Books as $30M 72. Hartman made the following statement in a 6/24/25 14a filing: “Haddock took 3MM Southern Star acquisition price and put it on silver Star’s balance sheet for $30MM. Another deceptive move by Haddock.” Exhibit 5, ¶35. The acquisition of Southern Star Self-Storage Investment Company occurred in May 2023 and was properly reflected in the financial statements included in the quarterly report for the quarter ended June 30, 2023. Exhibit 5, ¶35. At the time of the Southern Star stock acquisition, Southern Star owned 1 self-storage property which it subsequently conveyed to a Delaware Statutory Trust (“DST”) sponsored by Southern Star. Exhibit 5, ¶35. Assets owned by DSTs sponsored by Southern Star are NOT included on the balance sheet of Silver Star and no such treatment is reflected otherwise. Exhibit 5, ¶35. Hartman’s statement is inaccurate, false and misleading. Exhibit 5, ¶35. In Myriad Criticisms of Current Management, Hartman Fails to Acknowledge the Impact of His Own Past Failures, Plus His Current Threats to Directors and Employees 73. With the October 6, 2025, shareholders meeting looming, Hartman filed a September 4, 2025, SEC 14-a proxy solicitation, which he titled “Demand for Immediate Resignation.” Exhibit 2, ¶8. In this so-called letter, which Hartman filed as part of his proxy soliciting material with the SEC, Hartman accused the current Silver Star Board of fraud, concealment, conversion, and self-dealing. Exhibit 2, ¶8. Harman’s allegations, of course, completely omit the following facts, phrased here in the words of the Board’s written reply: • Hartman recruited and selected all of us, we never intended to run the business without him, but when his self-dealing and mismanagement became intolerable, an investigation was launched, by us and by the SEC. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 35 of 45

- 36 - • The facts uncovered in the investigation forced us to act and remove Hartman as CEO, uncovering multiple “badges of fraud,” and ultimately a $50 million counter- lawsuit in Harris County. That trial will be held before a jury in December 2025. • Hartman filed illegal liens, initiated a costly proxy war, and deployed misinformation at every turn, including his recent threatening demand letter.” Exhibit 2, ¶8. 74. Moreover, Hartman’s allegations against the current Board are not only false but staggeringly hypocritical and misleading to shareholders, coming from someone with the following documented history: • Hartman forced the company to pay hush money to silence an employee for his own despicable and indecent exposure. • Hartman paid himself “dividends” without the Board knowledge or approval when no other shareholder received them, breaching corporate and ethical codes, after the Board was forced to suspend dividends due to the financial crisis created by Hartman’s failure to accomplish refinancing of the company’s quarter-billion- dollar debt and failure to accomplish the merger of two entities, despite being the CEO of both companies intended to be merged. • Hartman cheated employees out of their 401K funds, undermining those who built this company and lied to shareholders that he contributed $10 million of his stock to the 401K fund. • Hartman misappropriated Silver Star loan proceeds to benefit other personal schemes of his. The excess cash from the SASB refinancing was $22 million – the exact facts are still subject of discovery in a lawsuit in Harris County, Texas. • Hartman never held a traditional annual shareholder meeting during his entire tenure as CEO, ignoring basic governance and transparency. • Hartman failed to deliver on promises made to shareholders, most notably, taking the company public and a merger. • According to the Circuit Court, Hartman showed tendencies of dishonesty and a lack of credibility,24 as well as his attempts to strong-arm Silver Star for his own personal gain. In a May 20, 2025 Memorandum Opinion, the Circuit Court also found that the Executive Committee reasonably believed that that they could not 24 Hartman v. Silver Star Props. REIT, Inc., et al. Case No. 24-C-23-003722, 2025 WL 1836504, at *3, fn. 2 (Md. Cir. Ct. Jan. 21, 2025) (“[The Court] “found [Hartman] to have general credibility issues stemming from instances in which [he] had been shown to be dishonest…”). Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 36 of 45

- 37 - trust Hartman “to act honestly and appropriately at the annual meeting in light of the fact that he had admitted to bending the truth and improperly using the judicial process to seek leverage over the Company.”).25 • Hartman continued to ignore legal directives, impose illegal liens, and launch frivolous lawsuits solely to paralyze the business. Hartman, as a director, while he owed a fiduciary duty to Silver Star stockholders, filed illegal lis pendens against company assets, costing the Company significant time and expense.26 Exhibit 2, ¶9. 75. In the September 11, 2025, Zoom Meeting, in response to the question “How will you initiate liquidation, what cash will you operate?” Mr. Hartman made the following statement about his plans if voted back in: “Well, first of all, we’re going to fire all the overpaid executives that are there. And including the accounting, we’re going to fire the entire accounting staff because we’ve got accounting staff that’s probably about a quarter of the price of their accounting staff. And we’re just going to remove all the executives.” Exhibit 3, ¶22. But Hartman did not limit the threats to executives. In response to the question “What will happen to current employees if you take over?” Hartman answered: “I think I answered that, they’ll be fired in a heartbeat.” Exhibit 3, ¶22. As the testimony of COO Wheeler shows, Hartman’s threats to fire all current employees substantially impairs morale. Exhibit 3, ¶22. Silver Star’s executives continue to work diligently to protect the Company and shareholders’ interests, but it is difficult to retain rank and file employees and keep them focused when they don’t know whether their bosses will still be here 25 The Executive Committee’s concern that Hartman would not act honestly and appropriately in connection with an annual meeting of shareholders has, unfortunately, proven to be valid, necessitating the filing of the instant lawsuit. 26 Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *5 (Md. Cir. Ct. Jan. 21, 2025). “Starting on July 21, 2023, and continuing through early August, [Hartman] caused several lis pendens to be recorded on several of the properties held by …Silver Star’s subsidiary. The lis pendens interfered with Silver Star’s ability to market its office building assets and put it in technical default of some of its debts, thereby jeopardizing the refinancing effort and potentially thwarting the Pivot Plan. Ultimately [it] had to be put into bankruptcy. It took several months for the bankruptcy proceeding to result in the release of the lis pendens. Silver Star incurred substantial costs as a result.” Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 37 of 45

- 38 - after October 6, 2025, or whether they will even have jobs themselves. Exhibit 3, ¶22. The very real impact of these threats renders Hartman’s other statements misleading (blaming current management for every aspect of operations Hartman disagrees with or finds lacking), because Hartman omits the fact that his own threats to fire all executives and employees undermine operations by lowering morale and focus. Exhibit 3, ¶22. Silver Star’s Executive Committee and Directors (and as Shareholders Themselves) Simply Seek a Fair Election in Which Stockholders Only Hear the Truth 76. Jack Tompkins – one of Silver Star’s 2009 founding Directors27 – says it best: “The Board owes its shareholders a duty to ensure a shareholder election is both fair and transparent. The Board has learned through its proxy solicitor that Hartman has somehow changed the properly cast vote of the roughly 1.2 million shares belonging to the Silver Star 401(k) Profit Sharing Plan f/k/a Hartman 401(k) Profit Sharing Plan (voted properly in favor of management’s plan by the Plan’s Trustee David Wheeler) to now be a vote for the Hartman Group’s plan. That is of great concern and places the entire voting process and security in question and requires further investigation.28 … The Board also owes its shareholders an election based on the truth. In the Harris County litigation (which Hartman filed against Silver Star), Hartman was compelled by court order to participate in a deposition regarding Silver Star on Wednesday, September 3, 2025. Hartman failed to appear as ordered by the judge. Thus, Silver Star’s shareholders have been precluded from having Hartman cross examined under oath and having to answer truthfully questions about his prior management and self-dealing of the company (among other things during his tenure) and his misstatements in the proxy fight including the 250 (or so) false or misleading statements and their complete lack of foundation, answer critical questions about the health of the Company before they vote, and give specific, definite answers to numerous questions about his plans to dissolve it immediately even if that is not in the best interests of the shareholders.29 … Particularly in the absence of cross examination but also generally, an investor who hears and believes Hartman’s false, misleading and incomplete statements cannot possibly have an accurate understanding of the Company’s financial condition or its causes, or the best course of action for its future. Hartman’s false, misleading and incomplete statements deprive shareholders of critical information they should know before deciding whether or not he is trustworthy to run their company, 27 Exhibit 2, ¶1. 28 Exhibit 2, ¶20. 29 Exhibit 2, ¶21. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 38 of 45

- 39 - liquidate, or be involved with their investment whatsoever. The Board, looking out for the shareholders, determined unanimously that Hartman was not to be trusted. Judge Vittoria had the same concerns and wrote about Hartman’s credibility and trustworthiness in his opinion. Hartman’s statements are not immaterial, they have had an impact on the business of Silver Star, the employees and the shareholders. As Hartman’s misstatements have become more regular and more aggressive, Silver Star has learned from its proxy solicitor that, some shareholders have changed their votes from Silver Star to Hartman based on his false, misleading statements.30 … This is why we are seeking a preliminary injunction to block proxy votes obtained by these fraudulent solicitation tactics, plus any additional relief necessary to provide for a fair shareholder vote. For all of these reasons, Silver Star requests that this Court enter the appropriate Temporary Restraining Order, Preliminary Injunction and Permanent Injunction so that Silver Star and its shareholders’ investments are protected, rather than its shareholders being misled by Mr. Hartman’s false, misleading, inaccurate or incomplete representations.”31 77. For all of these reasons – most importantly the protection of its stockholders – Silver Star seeks preliminary and permanent injunctions, as set forth below. Hartman’s Solicitations Statements Are Knowingly False and Misleading 78. Hartman’s statements to stockholders regarding all of these matters are knowingly false and misleading. Nevertheless, Hartman persists in communicating false information to stockholders. Hartman’s Conduct Violates Federal Securities Laws and Regulations 79. SEC Rule 14a-3 [17 C.F.R. § 240.14a-3] prohibits the solicitation of proxies unless each person solicited is concurrently furnished with or has previously been furnished with a publicly filed preliminary or definitive proxy statement. 80. SEC Rule 14a-9 [17 C.F.R. § 240.14a-9] prohibits the use of false and misleading statements or omissions during the solicitation of a proxy. While hardly an exhaustive list, Rule 14a-9 expressly recognizes the following non-exhaustive list of examples of misleading 30 Exhibit 2, ¶22. 31 Exhibit 2, ¶23. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 39 of 45

- 40 - statements: a. predictions as to specific future market values; b. material which directly or indirectly impugns character, integrity or personal reputation, or directly or indirectly makes charges concerning improper, illegal or immoral conduct or associations, without factual foundation; … d. Claims made prior to a meeting regarding the results of a solicitation. 81. Courts have liberally interpreted the definition of “solicitation” to include any communication which is reasonably calculated to influence a stockholder to give, deny, or revoke a proxy. 82. Hartman’s communications with stockholders regarding the matters above constitute materially false and misleading communications reasonably calculated to affect a reasonable stockholder’s voting decision in violation of Rules 14a-3 and 14a-9. COUNT I Violations of 15 U.S.C. § 78n(a) [§ 14(a)] and 17 C.F.R. § 240.14a-9 – Temporary, Preliminary, and Permanent Injunctive and Declaratory Relief 83. Plaintiffs incorporate and realleges by reference the allegations contained in Paragraphs 1 through 82 as though fully alleged herein. 84. Section 14(a)(1) of the Exchange Act makes it “unlawful for any person, by the use of the mails or by any means or instrumentality of interstate commerce or of any facility of a national securities exchange or otherwise, in contravention of such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors, to solicit or to permit the use of his name to solicit any proxy or consent or authorization in respect of any security (other than an exempted security) registered pursuant to section 78l of this title.” 15 U.S.C. § 78n(a)(1). 85. Rule 14a-9, promulgated by the SEC pursuant to Section 14(a) of the Exchange Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 40 of 45

- 41 - Act, provides that proxy communications with shareholders shall not contain “any statement which, at the time and in the light of the circumstances under which it is made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading.” 17 C.F.R. § 240.14a-9. 86. As set forth above, Hartman solicited the votes of shareholders by transmitting through oral and written communications materially false and misleading statements and omissions. 87. Hartman knew or reasonably should have known that the statements and omissions of fact described above were false and/or misleading and that they would be reasonably relied upon by stockholders. 88. These statements made in the context of a proxy solicitation, violate Section 14(a) of the Exchange Act and SEC Rule 14a-9. 89. Stockholders and the REIT will be harmed if they are provided materially false and misleading information before they elect nominees to the Board or choose between the binary options of immediate liquidation or pivoting to self-storage. 90. Allowing stockholders to vote while being primed with materially false and misleading statements and omissions will cause harm to the stockholders and the REIT. 91. Once the vote has concluded, it will be hard, if not impossible, to undo. 92. The REIT and its shareholders have no adequate remedy at law. 93. If the Blue votes cast in reliance upon Hartman’s false and misleading statements and omissions of fact are not stricken as void, then the annual meeting will be tainted, thereby stripping shareholders of the opportunity to vote their shares in a fair contest. 94. Alternatively, if Hartman is not enjoined from disseminating false and misleading Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 41 of 45

- 42 - information, and Hartman’s statements are not corrected in a written disclosure statement and an appropriate “cooling-off” period ordered, the REIT’s stockholders will be deprived of the full and accurate information to which they are entitled and, thus, will be irreparably harmed. 95. Accordingly, Plaintiffs are entitled to the following relief: a. a temporary stay of Defendants’ proxy solicitation efforts and the stockholder vote until the Court resolves the issues presented herein at a preliminary injunction hearing; b. a declaration that all Blue card votes cast by shareholders are invalid and void; and c. a temporary, preliminary, and permanent injunction quashing all Blue card votes other than those exclusively controlled by Defendants. 96. In the alternative, Plaintiffs are entitled to a temporary, preliminary, and permanent injunction: • postponing the election until December 31, 2025 and directing Defendants to file with Plaintiffs an agreed motion for an extension of the shareholder meeting deadline with the Circuit Court in the Maryland Lawsuit; • prohibiting Defendants – directly or indirectly, individually or by and through others – from making any additional material misstatements or omissions in connection with, or otherwise related to, the election of the Board or the binary option of immediate liquidation versus the pivot plan; • enjoining Defendants from making any proxy solicitation of the REIT’s stockholders in connection with, or otherwise related to, removing current members of the REIT’s Board and replacing them with Hartman’s director nominees or the binary option of immediate liquidation versus the pivot plan, unless and until such time as Defendants have “cleared the air” – that is, personally endorsed and published a statement in the form of a Rule 14a supplement that sets forth the true facts to the Court’s satisfaction; and/or • prohibiting Defendants from making any proxy solicitation of the REIT’s stockholders in connection with, or otherwise related to, removing current members of the REIT’s Board and replacing them with Hartman’s director nominees or the binary option of immediate liquidation versus the pivot plan, unless such statements attach in full the Rule 14a supplemental filing Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 42 of 45

- 43 - described in the preceding paragraph. 97. The REIT is also entitled to an order requiring Defendants to send to the REIT’s stockholders in writing a corrective disclosure advising the stockholders of the specific statements and omissions that were false and misleading and disclosing the correct information. Defendants have not, to date, corrected the misrepresentations that they disseminated to REIT stockholders. The Court should order Defendants to seek prior Court approval before the corrective disclosure is provided to REIT stockholders and broker-dealers to ensure that it, too, is proper. 98. In the alternative, the REIT is entitled to a temporary, preliminary, and permanent injunction quashing all Blue card proxy votes other than shares controlled exclusively the Defendants themselves. 99. By reason of the foregoing, the REIT has been required to retain counsel to maintain this cause of action against Defendants. Plaintiff hereby seeks the recovery of its reasonable attorneys’ fees incurred as a result of having to file and maintain this cause of action. Plaintiff also specifically seeks recovery of its reasonable and necessary attorneys’ fees because this action involves violations of the federal securities laws. 100. While Courts might consider lesser measures in other circumstances, here Hartman’s conduct is severe and pervasive. As described above, the evidence shows Hartman voted more than 1.2 million shares in the Silver Star 401(k) Profit Sharing Plan, which only the Plan’s Trustee – David Wheeler – was authorized to cast. Wheeler did properly vote the Plan’s shares on June 7, 2025, and at some point between then and September 7, 2025, someone from the Hartman group appears to have “flipped” them. This conduct alone is so severe it justifies quashing all Blue card votes. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 43 of 45

- 44 - PRAYER FOR RELIEF WHEREFORE, the REIT respectfully prays for the following relief: A. Issuing a temporary stay of Defendants’ proxy solicitation efforts and the stockholder vote until the Court resolves the issues presented herein at a preliminary injunction hearing; B. Declaring that all Blue card votes cast by shareholders are invalid and void; C. Issuing a temporary, preliminary, and permanent injunction quashing all Blue card votes other than those exclusively controlled by Defendants. D. Alternatively, issuing a temporary, preliminary, and permanent injunction: • postponing the election until December 31, 2025, and directing Defendants to file with Plaintiffs an agreed motion for an extension of the shareholder meeting deadline with the Circuit Court in the Maryland Lawsuit; • prohibiting Defendants – directly or indirectly, individually or by and through others – from making any additional material misstatements or omissions in connection with, or otherwise related to, the election of the Board or the binary option of immediate liquidation versus the pivot plan; • enjoining Defendants from making any proxy solicitation of the REIT’s stockholders in connection with, or otherwise related to, removing current members of the REIT’s Board and replacing them with Hartman’s director nominees or the binary option of immediate liquidation versus the pivot plan, unless and until such time as Defendants have “cleared the air” – that is, personally endorsed and published a statement in the form of a Rule 14a supplement that sets forth the true facts to the Court’s satisfaction; and/or • enjoining Defendants from making any proxy solicitation of the REIT’s stockholders in connection with, or otherwise related to, removing current members of the REIT’s Board and replacing them with Hartman’s director nominees or the binary option of immediate liquidation versus the pivot plan, unless such statements attach in full the Rule 14a supplemental filing described in the preceding paragraph. Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 44 of 45

- 45 - E. A preliminary and permanent injunction ordering Defendants to send to the REIT’s stockholders in writing a corrective disclosure advising the stockholders of the specific information that was false and misleading and disclosing the correct information. F. Judgment in favor of the REIT against Defendants for all amounts allowable under law, and for attorneys’ fees and court costs, including pre- and post-judgment interest; G. Court costs and discretionary costs of this action; and H. Such other, further, and general relief as the Court may deem proper and the circumstances may require. Dated: September 25, 2025 Respectfully Submitted, /s/ Geoffrey M. Gamble Geoffrey M. Gamble (Bar No. 28919) Daniel M. Moore (Bar No. 21834) Saul Ewing LLP 1001 Fleet Street Baltimore, Maryland 21202-4359 Telephone: (410) 332-8848 Facsimile: (410) 332-8862 Geoff.Gamble@saul.com Daniel.Moore@saul.com OF COUNSEL: Walter L. Taylor (pro hac vice application forthcoming) Texas State Bar No. 19727030 TAYLOR LAW FIRM 6630 Colleyville Blvd., Ste. 200 Colleyville, TX 76034 Tel: (817) 770-4343 Tel: (512) 474-6600 Fax: (512) 474-6700 taylorlawfirmdfw@gmail.com Counsel for Plaintiffs Case 1:25-cv-03186-ELH Document 1 Filed 09/25/25 Page 45 of 45

EXHIBIT 1 Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 1 of 10

Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 2 of 10

Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 3 of 10

Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 4 of 10

Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 5 of 10

Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 6 of 10

Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 7 of 10

Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 8 of 10

Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 9 of 10

MASS BARNESTABLE Case 1:25-cv-03186-ELH Document 1-1 Filed 09/25/25 Page 10 of 10

EXHIBIT 2 Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 1 of 10

Exhibit 1, Affidavit of Jack Tompkins - Silver Star, et al., v. Al Hartman, et al., p. 1 IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND SILVER STAR PROPERTIES REIT, INC., ET AL., Plaintiffs, v. ALLEN R. HARTMAN, ET AL. Defendants. Civil Action No. _______________ AFFIDAVIT OF JACK TOMPKINS, DIRECTOR, SILVER STAR PROPERTIES REIT, INC. § STATE OF TEXAS § COUNTY OF TARRANT § BEFORE ME, the undersigned authority, on this day personally appeared Jack Tompkins, Director of Silver Star Properties REIT, Inc., who swore on oath that the following facts are true: “1. My name is Jack Tompkins, I was one of the original Directors of Silver Star Properties REIT, Inc. (“Silver Star” or “the Company”), and I have served Silver Star continuously as a Director since its inception in February of 2009. I am fully competent to make this Affidavit, and all of the facts stated herein are within my personal knowledge unless otherwise indicated. Qualifications, Experience and Expertise: 2. Upon graduating from Baylor University with an MBA, and a BBA in accounting, I began my career in Houston with Arthur Young & Co., working there for three years before joining Arthur Andersen, where I was elected to the partnership after nine years. While at Andersen I was in charge of the Merger and Acquisition Program for the Houston office, among other responsibilities. At Andersen, I also supervised a significant number of engagements involving the initiation of new businesses and various business combinations. I served numerous clients including Transco Energy; Transco Energy Partners (a trading limited partnership); Tenneco, Inc.; and Continental Airlines. 3. From 1988 until October 1996, I served in various capacities including Chief Financial Officer and Senior Vice President, Chief Information Officer, Administrative & Accounting Officer of Enron Corp. During these years I reported to and interfaced daily with the President and Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 2 of 10

Exhibit 1, Affidavit of Jack Tompkins - Silver Star, et al., v. Al Hartman, et al., p. 2 the CEO. The President and I departed Enron simultaneously, five years before the company’s demise. I also served as founder and Chairman of Automotive Realty Trust Company of America from its inception in 1997 until its sale to a publicly trading REIT in January 1999. Automotive Realty was formed to engage in the business of consolidating real estate properties owned by automobile dealerships into a real estate investment trust (REIT). In 1999, I served as interim Executive Vice President and CFO of Crescent Real Estate Equities and assisted in restructuring the company. 4. In 2001 I purchased WORDsearch Corp, a Bible based software company serving pastors and Bible students globally. While I was Chairman of WORDsearch Corp, the company experienced significant growth and was sold to LifeWay in 2011. In 2003 I formed Fit Athletic Club, the most dynamic fitness center in Houston, and served as its CEO for 20 years. I currently serve as Chairman & CEO of ARTA Equity Advisors, LLC., which was formed to engage in various entrepreneurial opportunities. In 2009, Al Hartman asked me to join the original Board of his new company (what is now Silver Star Properties REIT, Inc.), as he knew my background as mentioned above, and the fact that I had previously served on the boards of directors of Bank of America Texas, Michael Petroleum Corp., Howard Payne University and Schreiner University. In all of my years of serving on boards of directors, dealing with proxies and other complex corporate matters, I have never seen anything like the conduct of Al Hartman – both as Chairman/CEO and as removed Chairman/CEO trying in hostile fashion to regain control of a company. History of Silver Star and Removal of Hartman as Chair/CEO: 5. In 2009, Silver Star was incorporated in Maryland as a business that owned and operated commercial real estate properties in Texas. Allen Hartman served as Silver Star’s CEO and Chairman of the Board of Directors from 2009 until October 2022, when Silver Star’s Board of Directors was forced to removed him as CEO and Chairman after an internal investigation. Hartman was given a compensated but non-voting seat on the Board as “Executive Chairman,” from which he was removed in March 2023. 6. In or around August 2023, Hartman initiated legal action in the Circuit Court for Baltimore City, Maryland, asking the court to liquidate the company immediately. Finding such a drastic remedy inappropriate, however, the court chose instead to compel Silver Star to hold an annual shareholders meeting.1 Such a meeting is currently scheduled for October 6, 2025, at which Hartman seeks to be re-elected Chairman of the Board (and thereby also regain his position as CEO), along with other potential new Directors he is asking Silver Star’s shareholders to elect. As a result of the Circuit Court litigation, Silver Star’s shareholders will have a binary option: 1) immediately liquidate all assets and pay any resulting cash to shareholders on a per share basis (Hartman’s position); or 2) allow Silver Star’s management team to pivot the company’s operations to self-storage facilities, selling off the company’s commercial office buildings in their discretion (Silver Star’s current management’s [the Haddock group’s] position). 1Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *12 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 3 of 10

Exhibit 1, Affidavit of Jack Tompkins - Silver Star, et al., v. Al Hartman, et al., p. 3 7. As the Baltimore Circuit Court found,2 as CEO/Chairman of the Board, Hartman was personally responsible for at least four critical errors in his management of Hartman/Silver Star that placed the Company in severely critical financial condition. First, Hartman failed to complete successfully the public offering he attempted. Second, in response to the COVID-19 pandemic which caused the demand for office space to dwindle, Hartman procured a two-year single-asset- single-borrower (“SASB”) loan from Goldman Sachs, which he took primary responsibility for refinancing, failed to refinance and failed to notify the Board timely that refinancing was problematic. Third, Hartman took primary responsibility for negotiating a merger between Silver Star and Hartman XXI, which would have provided shareholders with greater liquidity (because, unlike Silver Star, Hartman XXI would have allowed shareholders to redeem their shares). Despite being the CEO of both companies, Hartman failed to accomplish this merger and failed to notify the Board timely that such a merger would not happen. Finally, Hartman failed to apprise the Board of a looming deadline for liquidation triggered by his initial failure to complete a public offering. As a result of those errors and his taking of unauthorized monies in the nature of dividends when dividends had been stopped for all other shareholders and his issues regarding payments to silence an employee, the trust was broken, and Hartman was removed. He retaliated with a hostile, lengthy and costly proxy fight. Hartman’s Accusations of Illegality, Demands, Threats, and Attempts to Intimidate Current Board of Directors and Influence Shareholders with False and Misleading statements: 8. With the October 6, 2025, shareholders meeting looming, Hartman filed a September 4, 2025, SEC 14-a proxy solicitation, which he titled “Demand for Immediate Resignation.” In this so-called letter, which Hartman filed as part of his proxy soliciting material with the SEC, Hartman accused the current Silver Star Board of Directors of fraud, concealment, conversion, and self-dealing. Hartman’s allegations omitted the following material facts: • Hartman recruited and selected all of us, we never intended to run the business without him, but when his self-dealing and mismanagement became intolerable, an investigation was launched, by us and by the SEC. • The facts uncovered in the investigation forced us to act and remove Hartman as CEO, uncovering multiple “badges of fraud,” and ultimately a $50 million counter- lawsuit in Harris County. That trial will be held before a jury in December 2025. • Hartman filed illegal liens, initiated a costly proxy war, and deployed misinformation at every turn, including his recent threatening demand letter. 2 Hartman 2025 WL 1836504 at *2 (Hartman’s failure to complete public offering); *3 (Hartman’s failure to refinance Goldman Sachs SASB loan, failure to complete merger despite being CEO of both companies, Hartman’s failure to notify Board timely that refinance or merger were encountering obstacles, and Hartman’s failure to apprise the Board of looming liquidation deadline). Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 4 of 10

Exhibit 1, Affidavit of Jack Tompkins - Silver Star, et al., v. Al Hartman, et al., p. 4 9. Moreover, Hartman’s allegations against the current Board are not only false but staggeringly hypocritical and misleading to shareholders, coming from someone with the following documented history: • Hartman forced the company to pay hush money to silence an employee for his own despicable and indecent exposure. • Hartman paid himself “dividends” without the Board knowledge or approval when no other shareholder received them, breaching corporate and ethical codes, after the Board was forced to suspend dividends due to the financial crisis created by Hartman’s failure to accomplish refinancing of the company’s quarter-billion- dollar debt and failure to accomplish the merger of two entities, despite being the CEO of both companies intended to be merged. • Hartman cheated employees out of their 401K funds, undermining those who built this company and lied to shareholders that he contributed $10 million of his stock to the 401K fund. • Hartman misappropriated Silver Star loan proceeds to benefit other personal schemes of his. The excess cash from the SASB refinancing was $22 million – the exact facts are still subject of discovery in a lawsuit in Harris County, Texas. • Hartman never held a traditional annual shareholder meeting during his entire tenure as CEO, ignoring basic governance and transparency. • Hartman failed to deliver on promises made to shareholders, most notably, taking the company public and a merger • According to the Baltimore Circuit Court, Hartman showed tendencies of dishonesty and a lack of credibility,3 as well as his attempts to strong-arm Silver Star for his own personal gain • Hartman continued to ignore legal directives, impose illegal liens, and launch frivolous lawsuits solely to paralyze the business • Hartman, as a director, while he owed a fiduciary duty to Silver Star stockholders, filed illegal lis pendens against company assets, costing the Company significant time and expense.4 3 Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *3, fn. 2 (Md. Cir. Ct. Jan. 21, 2025) (“[The Court] “found [Hartman] to have general credibility issues stemming from instances in which [he] had been shown to be dishonest…”). 4 Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *5 (Md. Cir. Ct. Jan. 21, 2025). “Starting on July 21, 2023, and continuing through early August, [Hartman] caused several lis pendens to be recorded on several of the properties held by …Silver Star’s subsidiary. The lis pendens interfered with Silver Star’s ability to market its office building assets and put it in technical default of some of its debts, thereby jeopardizing the refinancing effort and potentially thwarting the Pivot Plan. Ultimately [it] had to be put into bankruptcy. It took several months Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 5 of 10

Exhibit 1, Affidavit of Jack Tompkins - Silver Star, et al., v. Al Hartman, et al., p. 5 10. The Board members have remained steadfast in our commitment to our shareholders and will not abandon our fiduciary duty, nor will we submit to Hartman’s threats, intimidation, or damage to our personal and professional reputations brought by his unprofessional and relentless campaign. Collectively, the Board brings more than a century of corporate governance and successful business management experience. Our Executive Committee – on which I serve – meets every two weeks. None of us sought this role but stepped forward when the company teetered at the edge of collapse due to Hartman’s mismanagement and self-dealing. Although we were initially paid when we were brought on the board by Hartman, both the Board and Executive Committee have served without compensation since January 2025. We continue to serve out of our duty to protect the shareholders from Hartman’s conduct. Hartman’s False Claims That Silver Star’s Board is “Breaking the Law:” 12. Hartman’s proxy solicitations go to great lengths to accuse Silver Star’s Board of breaking the law, illegal conduct, and impugning our character – all without factual foundation. Hartman has filed roughly 56 14a filings with the SEC, and he has held four shareholder Zoom Meetings to which not all shareholders were invited – July 24, 2025, and September 11, 2025 to which I have transcripts and recordings for, (Although a shareholder, I was not invited to the other zoom calls and have neither recordings or transcripts for them.)To the best of my knowledge, it does not appear Hartman has filed any transcripts or recordings of the calls – itself a violation of SEC rules. 13. During the July 24, 2025, Zoom Meeting (with 80 people on the call), Hartman made the following claims: “We’re going to discuss violating law, flagrant breaking of the law in a couple of different areas…” “…remember Silver Star is not reporting anything…they’re not disclosing information like they should be, which is illegal. They’re illegally not disclosing information.” “We’re going to be talking on this next slide about the legal violations, and you know it’s one thing to break the law, while you’re destroying the company and while you’re taking funds out of the company and cash coming out of the company and [sic] breaking the law in the process so, uh, it’s against the law to solicit proxy votes without they’re having their financial audit done, and um number two is the consent solicitation this is almost laughable how they lied to the SEC you can tell when you file it with the SEC, that goes way beyond…I think they might be looking at enforcement from the SEC.” “If they are going to tell you that they won the consent solicitation by not including the revocation, and they would file that with the SEC…then what for the bankruptcy proceeding to result in the release of the lis pendens. Silver Star incurred substantial costs as a result.” Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 6 of 10

Exhibit 1, Affidavit of Jack Tompkins - Silver Star, et al., v. Al Hartman, et al., p. 6 are they going to do with your white card if they’re lying to the SEC…they’re not to be trusted .” Or, as Hartman claimed in his September 11, 2025, Zoom Meeting to solicit proxy votes: “But soliciting proxy votes with no audit, that’s illegal according to SEC violations. Lying about the Consent Solicitation to the SEC. When I talked to an attorney about that today, he was very interest in that. Why are they lying to the SEC? The SEC could refer to the DOJ, for example.”5 Hartman’s claims regarding the consent solicitation is false or misleading, because Hartman fails to disclose that the Appellate Court of Maryland found our consent solicitation to be lawful and valid.6 14. Hartman’s claims that Silver Star’s Board lied to the SEC regarding the alleged failures to count revocations in the consent solicitation, or that Silver Star is facing any enforcement issue from the SEC, is also false. First, Hartman’s claims omit the material facts that: he failed to follow basic voting procedures, never formally submitted his shareholder consent revocations to the proper intermediaries, and instead submitted materials directly to the Company, riddled with legal deficiencies and well after the submission deadline. Second, while the SEC has rendered a comment letter on the lack of audited financial statements, Silver Star has actively engaged with the SEC throughout 2025, and the Circuit Court of Baltimore granted relief to allow additional time for finalizing audited financials – a process near completion. This issue has been addressed in a Cease and Desist letter to Hartman issued by Silver Star’s counsel on July 3, 2025 demanding a retraction of his false statements to shareholders. The request and the Cease and Desist demand were both ignored and he continues, to this day, to make the false and misleading statements. 15. Likewise, Hartman’s claim that Silver Star is illegal with the SEC is misleading and false and has been addressed on numerous occasions. Specifically, his false statements regarding the relationship between the SEC and Silver Star was addressed in a Cease and Desist letter to Hartman issued by Silver Star’s counsel on July 1, 2025 demanding a retraction of his false and misleading statements. He has ignored both the demand for retraction and the Cease and Desist letter and continues his false and misleading statements, to this day. 5 Other examples from July 24, 2025: “You know how many people are talking about a class action lawsuit…when you’re taking a lot of money out of the company…they’re creating liability for themselves.” From the September 11, 2025, Zoom Meeting: “We’re going to…discuss how they’re breaking the law, many many ways of breaking the law.” [Claiming similarities to ENRON]; “Legal violations, you’ll see that they’re breaking the law, many, many ways. They’re soliciting, we think this is criminal, it’s rising to the level of criminal. And I’m talking to criminal attorneys right now, because they’re just, it’s not, when you create fraud like this…There should be zero toleration for this fraud they’re committing.” “Material omissions, misrepresentations never disclosed to shareholders…so they weren’t telling the shareholders anything and that’s illegal. That’s fraudulent according to the attorneys I’m talking to.” 6 Silver Star Properties REIT, Inc. v. Hartman, 2025 WL 1064812, *5 (Md.Ct.Spec.App.Apr. 9, 2025) (“The Amendment to the Bylaws approved by the Board detailed such an authorization. This is consistent with – and not in violation of – the requirements of §2-505(b)(2) because the Board was specially authorized by the Charter to act without notice to amend the Bylaws and allow for such action…the Board was lawfully authorized by the Charter to permit written consent solicitation procedures in the Bylaws.” Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 7 of 10

Exhibit 1, Affidavit of Jack Tompkins - Silver Star, et al., v. Al Hartman, et al., p. 7 16. Hartman also accuses Silver Star’s Board of illegalities in his SEC 14a filings – the same accusations of fraud, concealment, conversion self-dealing, illegal conduct, lies, criminality, threats of investigations, and impugning the character of myself, other board members and the executives and employees occur over 250 times in Hartman’s filings with the SEC. While we have attempted to rebut his accusations with truth and proof, cease and desist letters, calls to retract (which were ignored) Hartman’s damage has been substantial. We have been advised by our proxy solicitor that some shareholders recently changed their votes from Silver Star to Hartman based on his unfounded accusations. 17. The following are just a few of the more recent 250 plus accusations filed by Hartman with the SEC: August 26, 2025: “The Board states that their postponement will provide shareholders with ‘full and accurate information. This is a lie from the pit of hell…The Board has made false statements to the SEC regarding shareholder consent approval processes…[these] violate federal securities law. Silver Star’s board publicly lied and misled shareholders by concealing the actual results [of the consent solicitation]. On June 23rd the SEC notified Silver Star that …they are not allowed to solicit proxies.” September 4, 2025: “Your conduct Exhibits Badges of Fraud…behaviors that suggest fraudulent intent in transactions – secrecy, lack of consideration, debtors retaining control of assets – don’t prove fraud individually but collectively may show intent to deceive creditors and evade legal obligations…” September 9, 2025: “Haddock defaulted on loans he personally negotiated and managed…Criminal Accountability may be required…The evidence of fraud requires criminal investigation…concealing financial information, potentially misappropriating. Shareholder assets and self-dealing with related parties. We are aggressively pursuing hiring a criminal attorney which we should have in place this week, and will report more to you at that time…” September 11, 2025: “Clear pattern of potential fraudulent conduct…deliberate concealment of financial records…blatant self-dealing with related parties…discriminatory stock distribution scheme…material omissions and misrepresentation…lying about Consent Solicitation to SEC…deliberate pattern of enriching insiders…Management is desperately pressuring you to sell at .42 per share so they can try to win the proxy contest.” 18. During the September 11, 2025, Zoom Meeting, in response to the question, “If we support you, will you underwrite to buy shareholder shares at a price agreed to before the meeting?” Hartman provided the following answer: Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 8 of 10

Exhibit 1, Affidavit of Jack Tompkins - Silver Star, et al., v. Al Hartman, et al., p. 8 “The answer to that is no. There is no money to buy any shares, but we are returning capital. They are offering to buy shares at 45 cents. I would highly recommend that you don't do that.” The statement “we are returning capital” is misleading – particularly following the statement that “there is no money to buy any shares,” and nowhere does Hartman explain how he intends to return capital given that he claims there is no money. The statement “[t]hey are offering to buy shares at 45 cents – assuming “they” means current management – is completely false. At no time has current management ever offered to redeem shares at all, much less at 45 cents.7 19. On a September 11, 2025, Zoom Meeting shareholder call, Hartman stated: “so like I said, we're going to liquidate. That's the plan. We're going to liquidate. You'll have your money back in two to three years...we're going to turn... the properties around and sell them.” This statement is misleading to the shareholders, in part because it fails to address the cross collateralization of assets or the loan agreements in full force and effect. A liquidation event triggers default and that triggers foreclosure. Further, Shareholders’ having to wait two years for return of capital completely contradicts Hartman’s proxy solicitation materials stating he will liquidate the company immediately. This suggests Hartman may actually be soliciting proxies based on the false promise of immediate liquidation, while secretly intending to continue operations and not liquidate. If true, this would represent a third option undisclosed to the shareholders and inconsistent with either the Hartman Group’s immediate liquidation plan, or current management’s plan to pivot to self-storage. It is also inconsistent with Hartman’s promises elsewhere that voting his card will result in an immediate return of capital. Perhaps most importantly, this “third option” violates the Baltimore Circuit Court’s Order, in which the court ordered that “stockholders must be given a binary choice between liquidation and deferring liquidation for the purpose of executing an alternative strategy.”8 Silver Star Seeks Injunctive Relief to Ensure a Fair and Transparent Election for Its Shareholders: 20. The Board owes its shareholders a duty to ensure a shareholder election is both fair and transparent. The Board has learned through its proxy solicitor that Hartman has somehow changed the properly cast vote of the roughly 1.2 million shares belonging to the Silver Star 401(k) Profit Sharing Plan f/k/a Hartman 401(k) Profit Sharing Plan (voted properly in favor of management’s plan by the Plan’s Trustee David Wheeler) to now be a vote for the Hartman Group’s plan. That is of great concern and places the entire voting process and security in question and requires further investigation. 21. The Board also owes its shareholders an election based on the truth. In the Harris County litigation (which Hartman filed against Silver Star), Hartman was compelled by court order to 7In 14a SEC filings, Hartman makes an entirely different claim: 9/5/25 “current management [is] offering to sell shares to ‘other investors’ for .42 cents per share;” 9/11/25 “Management is desperately pressuring you to sell at 42 cents per share so they can try to win the proxy contest.” 8 Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *16 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 9 of 10

Case 1:25-cv-03186-ELH Document 1-2 Filed 09/25/25 Page 10 of 10

EXHIBIT 3 Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 1 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 2 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 3 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 4 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 5 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 6 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 7 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 8 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 9 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 10 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 11 of 12

Case 1:25-cv-03186-ELH Document 1-3 Filed 09/25/25 Page 12 of 12

EXHIBIT 4 Case 1:25-cv-03186-ELH Document 1-4 Filed 09/25/25 Page 1 of 4

Case 1:25-cv-03186-ELH Document 1-4 Filed 09/25/25 Page 2 of 4

Case 1:25-cv-03186-ELH Document 1-4 Filed 09/25/25 Page 3 of 4

Case 1:25-cv-03186-ELH Document 1-4 Filed 09/25/25 Page 4 of 4

EXHIBIT 5 Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 1 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 1 IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND SILVER STAR PROPERTIES REIT, INC., ET AL., Plaintiffs, v. ALLEN R. HARTMAN, ET AL. Defendants. Civil Action No. _______________ AFFIDAVIT OF LOUIS T. FOX, III, CHIEF FINANCIAL OFFICER AND TREASURER, SILVER STAR PROPERTIES REIT, INC. STATE OF TEXAS § § COUNTY OF TARRANT § BEFORE ME, the undersigned authority, on this day personally appeared Louis T. Fox, III, Chief Financial Officer and Treasurer of Silver Star Properties REIT, Inc., who swore on oath that the following facts are true: “1. My name is Louis T. Fox, III, and I have served as the Chief Financial Officer (“CFO”) and Treasurer for Plaintiff Silver Star Properties REIT, Inc. (“Silver Star” or “the Company”), since 2007. I am fully competent to make this Affidavit, and all of the facts stated herein are within my personal knowledge unless otherwise indicated. Qualifications, Experience and Expertise: 2. I joined Silver Star in March, 2007 and was hired by Al Hartman – Silver Star’s then CEO and Chairman of the Board. As Silver Star’s CFO, I have responsibility for financial reporting, accounting, treasury, and investor relations within Silver Star and its affiliated entities, and I have extensive education and professional experience in this field. I received a Bachelor of Arts degree in accounting from the University of Texas at San Antonio, I am a former practicing certified public accountant, and I started my career as a tax accountant with Arthur Andersen & Co. Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 2 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 2 History of Silver Star and Removal of Hartman as Chair/CEO: 3. In 2009, Silver Star was incorporated in Maryland as a business that owned and operated commercial real estate properties in Texas. Allen Hartman was Silver Star’s CEO and Chairman of the Board of Directors at that incorporation and until October 2022, when Silver Star’s Board of Directors removed him as CEO after an internal investigation. Hartman was given a compensated but non-voting seat on the Board as “Executive Chairman,” from which he was removed in March 2023. On August 21, 2023, Gerald Haddock was elected by the Silver Star board to serve Chairman of the Board (he was already Chairman of the Executive Committee). Silver Star’s Board elected him CEO on December 8, 2023. 4. In or around August 2023, Hartman initiated legal action in the Circuit Court for Baltimore City, Maryland, asking the court to liquidate the company immediately. Finding such a drastic remedy inappropriate, however, the court chose instead to compel Silver Star to hold an annual shareholders meeting.1 Such a meeting is currently scheduled for October 6, 2025, at which Hartman seeks to be re-elected Chairman of the Board (and thereby also regain his position as CEO), along with other potential new Directors he is asking Silver Star’s shareholders to elect. As a result of the Circuit Court litigation, Silver Star’s shareholders will have a binary option: 1) immediately liquidate all assets and pay any resulting cash to shareholders on a per share basis (Hartman’s position); or 2) allow Silver Star’s management team to pivot the company’s operations to self-storage facilities, selling off the company’s commercial office buildings in their discretion (Silver Star’s current management’s [the Haddock group’s] position). Since the initiation of the Hartman Group solicitation the Hartman Group has filed roughly 56 filings with the Securities and Exchange Commission (“SEC”) and initiated letters to and at least four zoom type telephone conferences with shareholders related to the proxy fight, for which no transcripts appear to have been filed with the SEC. Most include false, misleading, threatening, inciting, and violative statements. Although Hartman has made hundreds of false and misleading statements in the proxy fight, I address a few that fall within my responsibilities, herein. Material Misrepresentations by Hartman to Shareholders in September 11, 2025, Zoom Meeting: 5. On September 11, 2025, I attended a Zoom Meeting hosted by Silver Star’s former Executive Chair Allen Hartman, on which Hartman spoke to Silver Star shareholders for the specific purpose of trying to persuade shareholders to grant Hartman the right to vote their shares in a proxy contest at the October 6, 2025, shareholders’ meeting. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about current management’s operations: “So the legacy assets, now we go to the next graph, dumped at fire sale prices, and at the beginning, you know, they did pretty well because I was running the company…” 1 Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *12 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 3 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 3 “Legacy assets” refers to the commercial office buildings Silver Star owned when Hartman was Chairman and CEO. This statement regarding the performance of the legacy assets is false, because the legacy assets actually performed significantly better after Hartman was removed. 6. Specifically, for the six months ending September 2022 the Company’s properties generated revenue of $43.3 million and net operating income of $18.2 million while Hartman was running the company. For the six months ending March 2023 (the six months after Hartman’s removal), the properties generated revenue of $44.3 million and net operating income of $19.5 million (an increase of $1.3 million of net operating income). Hartman’s statement that legacy assets were “dumped at fire sale prices” is also without foundation, as the properties were appraised and heavily marketed and sold at prices the market would bear. 7. To the extent Hartman’s statement means that Hartman believes the properties should have garnered a higher sales price, Hartman’s statement is grossly misleading and incomplete, because it omits any mention of Hartman’s own performance as CEO, his failure to timely refinance Silver Star’s senior debt, and – after his removal as CEO – the ensuing need to sell these properties as a means of reducing the debt Hartman had failed to refinance timely,2 and, among other actions, Hartman’s filing unlawful lis pendens on behalf of his company Hartman vREIT XXI against certain Silver Star properties in which neither Hartman nor Hartman vREIT XXI owned any interest. Hartman’s improper, illegal, and unauthorized actions challenged, frustrated and clouded title issues related to asset sales necessary to reduce Silver Star’s senior loan balances – the same loan balances Hartman had failed to refinance. 8. As a means of swiftly addressing, and for the sole purpose of resolving Hartman’s spurious claims and actions against Hartman SPE LLC, Silver Star approved the filing of a Chapter 11 bankruptcy petition for Hartman SPE LLC (the named borrower and collateral owner under the SASB – against which the legacy properties were collateralized) on September 13, 2023. In an adversarial proceeding in bankruptcy court in Maryland, it is my understanding that after Silver Star filed a motion for summary judgment, Hartman ultimately withdrew the lis pendens and agreed to a judgment holding Hartman vREIT XXI had no interest in the properties. The impact of these delays on sales contracts, closing dates, and sales prices will be addressed in greater detail in the Affidavit of David Wheeler, but the Circuit Court in Baltimore found Hartman’s actions on the lis pendens caused substantial harm to the Company.3 9. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about current management’s operations: 2 In his opinion written on January 21, 2025, Judge Anthony F. Vittoria wrote “[Hartman] took primary responsibility for refinancing the SASB loan…at a board meeting on July 8, 2022 [Hartman] informed the refinancing failed.” Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *3 (Md. Cir. Ct. Jan. 21, 2025). 3 In his January 21, 2025, opinion, Judge Anthony F. Vittoria wrote, “Starting on July 21, 2023, and continuing through early August, [Hartman] caused several lis pendens to be recorded on several of the properties held by …Silver Star’s subsidiary. The lis pendens interfered with Silver Star’s ability to market its office building assets and put it in technical default of some of its debts, thereby jeopardizing the refinancing effort and potentially thwarting the Pivot Plan. Ultimately [it] had to be put into bankruptcy. It took several months for the bankruptcy proceeding to result in the release of the lis pendens. Silver Star incurred substantial costs as a result.” Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *5 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 4 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 4 “They have no operators on staff. They have zero operations. They have some accountants, they've got some analysts, they've got some people that were poor performers previously, but no operations people. And so it's no wonder it's going to hell in a handbasket.” “They” in this context can only mean the current management team. As explained above, this statement is misleading because, while Silver Star management does not agree the company is “going to hell in a handbasket,” to the extent Hartman claims it is, his statement omits Hartman’s own actions (failing to refinance the debt, filing the lis pendens, necessitating the Hartman SPO bankruptcy, the delayed sales, etc., plus the litigation costs Silver Star incurred because of his actions) and their impact on the company’s condition. 10. Moreover, Hartman’s claim that current management has “no operators on staff,” “zero operations,” only accountants or analysts “but no operations people,” that statement is false. The reality is that Silver Star’s 5 (now 4 – one asset sale closed after this statement was made) legacy assets are operated by 3 property managers and assistants and 4 building engineers. The operations staff is under the direction of David Strickland who has been with Silver Star for over 8 years. The operations staff as a group has over 70 years’ experience with Silver Star. Mr. Jorge Figueroa, the building engineer for the Preserve property, has been with the Company and that property for 23 years. It is simply a false statement to claim that Silver Star has “no operators on staff” or “no operations people.” 11. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about current management’s operations: “So they didn't reduce the debt. They did have new debt of 5.8 [million dollars]…” The claim that Silver Star did not reduce its debt is false with respect to its senior and junior debt – regardless of whether Hartman was relying on current management’s February 2025 proxy statement (to which he was referring) or relying on current information at the time he made the statement. Silver Star reduced its outstanding senior and junior debt with each and every legacy asset sale, which Hartman well knows, because he is aware that Silver Star’s debt is collateralized by the commercial office buildings and their sales proceeds are applied to the loans from the closing table. The balance of Silver Star’s senior and junior debt secured by the legacy assets was steadily reduced as assets were sold, and it went to $-0- in May 2025 as the following chart illustrates: December 31, 2022 $298,324 December 31, 2023 135,614 December 31, 2024 38,652 March 31, 2025 6,984 June 30, 2025 - 12. While it is true that Silver Star added $5.75 million of debt, this statement is misleading. Hartman omits the fact that the $5.75 million debt was incurred in connection with the $9.75 Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 5 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 5 million acquisition of a Virginia Parkway storage facility in McKinney Texas. Further, while Silver Star also added $57,750,000 in debt in the summer of 2024, this debt was in connection with the acquisition of sixteen (16) Walgreen’s properties purchased for $60,925,000. Hartman’s statement that “they have not reduced the debt” is misleading because it omits this key information about the acquisitions, which offset any increased debt. 13. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about current management’s operations: “So basically, there's no cash flow. There's no money coming from the properties.” Hartman has no basis or foundation for this false statement – either relying on management’s February proxy statement (to which he was referring) or relying on current information at the time he made the statement. In reality, Silver Star has experienced positive net operating income (NOI) from the legacy properties each and every month since Hartman’s departure. The total NOI for the last few years has been $40,647,862 (2022); $41,518,177 (2023); $12,745,244 (2024); and $4,193,469 (first 9 months of 2025). While the total NOI has declined as the number of income producing legacy assets has been reduced, their NOI has always remained positive. 14. In the September 11, 2025, Zoom Meeting, in response to a question, Hartman gave the following answer, which included his claim that the reason current management could not provide an audited financial statement was because “they're intentionally holding back because they don't want to disclose what is going on:” “Question: Why was the last shareholder meeting scheduled again? When will this [sic] delay tactics stop? AH Answer: Oh, that's a great question. They appealed to the judge to allow them to have more time so that they could, in fact, finish their audit before the meeting. And the judge sided with them, unfortunately, and gave them three more months. However, because they said to the judge, look, we can't solicit proxies without having our audit done. But again, lying through their teeth because they're in fact soliciting proxies without having their audit done. And I doubt the audit will be done by October 6th… They could give us all the information we want, but they're intentionally holding back because they don't want to disclose what is going on.” This statement is very misleading, because Hartman fails to disclose the effects of his own management actions before removal, plus the spurious legal claims and lis pendens he filed on behalf of Hartman vREIT XXI that necessitated bankruptcy of Hartman SPE LLC. Silver Star's prospects for engaging an auditor had been, and until earlier this year continued to be, hamstrung by an SEC investigation into Hartman’s own management decisions, plus continuous assaults on the Company. 15. Specifically, immediately after Hartman’s removal as Chairman/CEO, on or about November 29, 2023, Silver Star’s previous CPA firm – Weaver and Tidwell, L.L.P. ("Weaver") – Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 6 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 6 notified the Company and the Audit Committee of its Board of Directors of Weaver’s decision not to stand for reelection as the Company's registered public accounting firm for the Annual Report for the 2023 fiscal year. Immediately thereafter, Silver Star – at the direction of the Audit and Executive Committees – undertook to engage a successor certified accounting firm. 16. Silver Star and its Audit Committee engaged in numerous calls, meetings and discussions with seven (7) prospective CPA firms, including a former auditor for the Company. On or about January 8, 2024, the Audit Committee signed an engagement letter with a prospective successor audit CPA firm. On or about January 15, 2024, however, this same prospective successor audit CPA firm advised the Company that, after completion of the CPA firm's client acceptance procedures, the CPA firm's client acceptance committee determined it would not approve the engagement. 17. From January 2024 through November 2024, Silver Star had periodic and significant contact with the prospective firms referred to above – including substantial solicitations relating to acceptance of the full audit engagement – before Silver Star’s negotiations with CBIZ CPAs (formerly Marcum LLP) finally entered a more serious phase as the Company was sent CBIZ’s engagement letter for review. 18. Throughout this period of time, several concerns were expressed by the various prospective CPA firms regarding potential engagement, including but not limited to the following: (a) the ability of Hartman SPE to exit satisfactorily out of the bankruptcy proceedings; (b) the SEC initiated inquiry/Hartman investigation; and (c) the ongoing litigation with Hartman, in both Baltimore Maryland and Harris County, Texas, which involved complex analysis regarding the cessation of distributions, damages directly caused by Hartman's mismanagement, and general potential reputational harm to the Company. Of these concerns, the most challenging and a common hurdle negating client acceptance by the CPA firms was the SEC investigation into Hartman’s activities. Fortunately, on December 24, 2024, Silver Star engaged CBIZ CPAs as its new independent registered public accounting firm. 19. As of the date of this Affidavit, the CBIZ engagement team is and has continued to be fully engaged in the audit of the 2023 consolidated financial statements including communications with and documentation for the firms practice directors. Silver Star now expects the audited financial statements to be completed by the October 6, 2025, shareholders meeting. Hartman’s glaring omissions of how his own conduct contributed to the inability of current management to provide an audited financial statement makes his statement that current management is not providing an audited financial statement because it is “intentionally holding back because they don't want to disclose what is going on” grossly misleading. Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 7 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 7 Hartman made false claims that the SEC had found Silver Star’s conduct unlawful: 20. Hartman made similar false and egregious statements about Silver Star’s management in a Schedule 14a filing with the SEC on June 25, 2025, which Hartman titled “Silver Star engages in unbridled disregard for the law and regulatory constraints,” and which includes Hartman’s allegation that “this would not be the first of Silver Star’s regulatory violations, Silver Star has been recklessly lying.” In the June 25, 2025, Schedule 14a filing, Hartman also falsely claimed that Silver Star had failed or refused a documents and records request he claimed was required by law, that Silver Star had failed to count Hartman Group revocations on the consent solicitation results filed with the SEC, and that Silver Star was amassing legal and regulatory violations. As Silver Star’s July 7, 2025, SEC filing responded, the true facts are: 1) while Silver Star did receive a comment letter regarding the lack of audited financial statements, it is simply untrue that Silver Star is “amassing” legal and regulatory violations; 2) Silver Star has actively engaged in transparent communication with the SEC throughout 2025; and 3) the Baltimore Circuit Court granted relief to allow additional time for finalizing audited financials – a process already near completion. 21. Hartman continues to create a false narrative that the SEC has somehow taken issue with Silver Star’s conduct. Nothing could be farther from the truth. In fact, the SEC and the Baltimore Circuit Court have acknowledged and supported Silver Star’s path forward – a path that Hartman repeatedly disrupted during his tenure and continues to interfere with. Despite the Company’s legal counsel’s July 1, 2025, formal demand that Hartman cease and desist making false and defamatory public statements about Silver Star’s regulatory compliance and financial disclosures, and that he retract his June 25, 2025, communication to shareholders, Hartman has not retracted the prior false statements and continues to repeat old or make new false or misleading representations to shareholders. 22. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about his own past performance as Chair and CEO: “The reason we've always done well, exceedingly well, never lost money on a property, bought over 100 properties, never lost money on a property, because we would buy low and sell high. I mean, we had a few where we broke even, bought a few clunkers, we're not perfect, but broke even, right? But we never, ever bought high and sold low.” Hartman’s statement that his team has “never lost money on a property” is false. In 2009 Hartman Short Term Income Properties XIX, Inc. (an entity which merged in 2020 with Silver Star), recorded a loss of approximately $1.7 million on a joint venture investment to acquire and develop a retail property in the Dallas/Fort Worth area. The company’s equity investment in the joint venture as general partner and the subsequent failure to provide the financing for the development resulted in the loss of the joint venture property and reported loss of the joint venture investment. 23. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about his own past performance as Chairman and CEO: Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 8 of 15

Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 9 of 15

> **"I did take ten million dollars of my stock and gave it to the employees I contributed ten million dollars to their 401k to match the 401k plan. So it's my understanding that Silver Star removed it just canceled it was phantom stocks that wouldn't have to pay tax on it but as my understanding it got canceled and I'm not sure where that ten million dollars went, right? I know for a fact that's exactly what happened."**

The first part of this statement is entirely false. Never at any time did Hartman ever contribute any of his own company stock to the 401(k) plan. As CEO and Chairman, Hartman disseminated a phantom stock plan on September 4, 2020, which did not contain any actual shares of stock, although at the time Hartman often misrepresented this as "stock." The remainder of the statement is misleading, as Hartman appears to conflate the phantom stock plan with a subsequent 401(k) matching plan that also never included any of Hartman's own stock or his cash.

24. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about his own past performance as Chair and CEO:

> **"In 2020, Silver Star acquired my interest in the advisor exchange for shares. And over a period of time, over 11 years, I was paid a certain amount of money, which was from dividends. I have not received a salary in 20 years. The only money I ever got was from the dividends from the company. And I only got stock in the different entities if the value went up. That's the only way I got paid."**

The statements "[t]he <u>only</u> money I ever got was from the dividends from the company," and that dividends and stock when value increased were "the <u>only</u> way I got paid" are false or misleading in at least three respects. First, Hartman failed to disclose the fact that he had formed Hartman Advisors LLC (the "Advisor"), which was owned 70% by Hartman and 30% by the Company. Hartman managed the Advisor, which managed the Company (of which Hartman was the CEO and Chairman of the Board). From 2012 to June 2020, the company paid the Advisor $8.3 million in acquisition fees for investing Company funds, plus $10.5 million in asset management fees for managing the Company's assets. Based on his 70% interest in the Advisor, Hartman earned $13.2 million for managing the Company of which he was the CEO and Chairman of the Board. Hartman was paid this money whether the Company made money or not, which also renders false his statement that dividends and stock when value increased were "the <u>only</u> way I got paid." Moreover, in 2020 Hartman exchanged his 70% interest in the Advisor for operating partnership units in the Company valued at $7.6 million at the time of the exchange and mergers of affiliated entities in 2020. Hartman was compensated heavily from many other sources other than Silver Star dividends.

25. Second, Hartman's extreme assertions that "[t]he <u>only</u> money I ever got was from the dividends from the company," and that dividends and stock when value increased were "the <u>only</u> way I got paid" are false or misleading because from 2007 to 2020 Hartman received additional

Exhibit 5, Affidavit of Lou T. Fox, III - *Silver Star, et al., v. Al Hartman*, p. 8

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 9 compensation in a form resembling a small stipend and ranging from approximately $6,000 to $30,000 per year. While this “stipend” income is small, it belies Hartman’s misrepresentation about “the only money I ever got.” 26. Finally, these statements are false because in or around July 2022, the Company's Board of Directors determined the Company was not in a sufficiently healthy condition to pay dividends, and it suspended dividends. Hartman then directed me to distribute cash payments to him that approximated the dividend income he was no longer receiving, even though shareholders were not receiving dividend income. Over a roughly six month period, Hartman took approximately $30,000 per month out of the Company, for a total of more than $170,000. In his sworn deposition, (posted on Silver Star’s website) Hartman claimed that I was the one who had authorized these payments. This is also false, as I was only following Hartman's directives as Chairman/CEO. Hartman told me that he would discuss the matter of these payments with the Board. He did not do that and prohibited me from speaking with them. While Hartman ultimately paid this money back to the Company at the Board's insistence, it is nevertheless an additional reason his statement that he only received dividend income (or the implication he only made money when the shareholders did) is both false and misleading, inciting and disingenuous. 27. In the September 11, 2025, Zoom Meeting, Hartman made the following statement about Silver Star’s legal fees: “I’ve said in many, many letters they spent $15 million in legal fees, but I believe that number’s probably $20, $25 million I mean they are spending money like drunken sailors… I could send a letter saying its $25 million, they probably wouldn’t protest.” The Affidavit of David Wheeler indicates Hartman also made the following statement in the July 24, 2025, Zoom Meeting: “they spent $5 million just fighting us to get a shareholder meeting.” Both statements are false and misleading because, as stated above, in the Circuit Court litigation in Baltimore, Board of Directors were also fighting Hartman’s demand for immediate dissolution (because it was not in the best interests of the shareholders), and Silver Star offered in the Baltimore Circuit Court to have a shareholder’s meeting. Moreover, Hartman has vastly overstated the amount of Silver Star’s legal fees and omitted the fact that it was Hartman’s conduct that made the legal fees necessary. Specifically, Silver Star spent roughly $2.5 million on the bankruptcy proceedings necessary to remove Hartman’s illegal lis pendens and resolve his spurious claims, approximately $1.25 million defending the SEC investigation into Hartman’s conduct, about $2.8 million in litigation to: 1) oppose Hartman’s unsuccessful attempts to set aside the consent solicitation the Appellate Court in Maryland found lawful; 2) defend his action to immediately dissolve the Company, and 3) seek a preliminary injunction in federal court in hopes of preventing the kinds of proxy fraud in which Hartman is now engaging. Silver Star has also spent roughly Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 10 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 10 $1.2 million defending and countering Hartman’s assault on the Company in Harris County, Texas (still pending). 28. During the September 11, 2025, Zoom Meeting, in response to the question, “If we support you, will you underwrite to buy shareholder shares at a price agreed to before the meeting?” Hartman provided the following answer: “The answer to that is no. There is no money to buy any shares, but we are returning capital. They are offering to buy shares at 45 cents. I would highly recommend that you don't do that.” The statement “we are returning capital” is misleading – particularly following the statement that “there is no money to buy any shares,” and nowhere does Hartman explain how he intends to return capital given that he claims there is no money. The statement “[t]hey are offering to buy shares at 45 cents – assuming “they” means current management – is completely false. At no time has current management ever offered to redeem shares at all, much less at 45 cents. Material and Contradictory Misrepresentations by Hartman to Shareholder in September 9, 2025, Phone Call and to Shareholders in September 11, 2025, Zoom Meeting: 29. David Wheeler’s Affidavit states that, according to shareholder Phillip Bellan,4 on a September 9, 2025, phone call with Hartman, Bellan indicated, “I asked Al Hartman about how long will it take before you sell all these properties and get us our money back? And he thought it could happen within six months and we’d get $5-6/share.” First, today there are 185,910,905 common shares of outstanding Silver Star stock. To deliver $5/share would require the Company to have a net worth of $929,550,905. To deliver $6/share would require the Company to have a net worth of $1,115,461,086. Neither of these can be achieved through immediate liquidation – the only option Hartman is offering in the binary choice of immediate liquidation vs. pivot. 30. Second, on a September 11, 2025, Zoom Meeting shareholder call, Hartman said “You’ll have your money back in two to three years.” These statements are contradictory and cannot both be true. Moreover, shareholders’ having to wait two years for return of capital completely contradicts Hartman’s proxy solicitation materials stating he will liquidate the company immediately. This suggests Hartman may actually be soliciting proxies based on the false promise of immediate liquidation, while secretly intending to continue operations and not liquidate. If true, this would represent a third option undisclosed to the shareholders and inconsistent with either the Hartman Group’s immediate liquidation plan, or current management’s plan to pivot to self- storage. It is also inconsistent with Hartman’s promises elsewhere that voting his card will result in an immediate return of capital. Perhaps most importantly, this “third option” violates the Baltimore Circuit Court’s Order, in which the court ordered that “stockholders must be given a binary choice 4 Mr. Bellan is a 73-year-old retiree, which is the primary demographic of Silver Star's roughly 4,500 shareholders - vulnerable seniors. Recovering and preserving value for these vulnerable shareholders is the reason current management believes in the pivot plan and is fighting for a fair and transparent shareholder election. Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 11 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 11 between liquidation and deferring liquidation for the purpose of executing an alternative strategy.”5 Material Misrepresentations by Hartman to Shareholders in July 24, 2025, Zoom Meeting: 31. The Affidavit of David Wheeler indicates that Hartman spoke to Silver Star shareholders in a July 24, 2025, Zoom Meeting for the specific purpose of trying to persuade shareholders to grant Hartman the right to vote their shares in a proxy contest at the October 6, 2025, shareholders’ meeting. I understand one of Hartman’s candidates for Director – Brent Longnecker – made the following statement in the July 24, 2025, Zoom meeting: “From everything I've seen is your value has gone up, their compensation has, your value has gone down, their compensation has gone up.”6 This statement is false and misleading, because in fact executive compensation has been reduced substantially. 32. Specifically, the Company’s Proxy Statement detailed numerous reductions in executive compensation, which means Hartman and his slate of directors had to have been aware of the following facts prior to making the statement above (and similar statements throughout 2025): 2025 Changes in Executive Compensation • In January 2025, the base salary of named executive officers and substantially all employees of the Company were reduced between 5% and 60% in order to reduce general and administrative expense. 5 Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *16 (Md. Cir. Ct. Jan. 21, 2025). 6False and misleading statements regarding compensation of Haddock and other board members and management have been a theme from the beginning of the proxy (to name a few from Hartman’s 14a filings): 4/10/25 “[Haddock] taking excessive compensations in both stock and salary;” 4/15/25 “Haddock awarded himself…5% of the company and about 6MM in value;” 5/1/25 “Haddock taking a high salary and a million shares of stock;” 5/15/25 “high salaries and bonuses…getting rich at your expense … treat your Company as it is their own piggy bank;” 6/2/25 “Haddock…just awarded himself 1,000,000 shares of stock…diluting your investment;” 6/4/25 “outsized compensation; 1MM executive compensation; Haddock awarded himself 1,000,000 shares…an outrageous profits interest;” 6/12/25 “insiders awarded themselves 1,000,000 shares of stock and millions more in profits interest;” 6/16/25 “board members collect massive compensation…enriching themselves;” 6/18/25 “$4MM in performance units…and $2MM in share awards were handed out like bonuses;” 6/20/25 “outsized compensation…bloated executive compensation;” 7/2/25 “Haddock awarded himself with millions;” 7/7/25 “compensation is structured to reward presence not performance …self-dealing…insider enrichment…rewarded themselves millions in cash compensation, equity, long-term incentive plans…gave themselves 1,000,000 shares worth $2 million dollars … millions in long term incentives;” 7/18/25 “Haddock awarded himself 1,000,000 shares at no cost…on top of his outsized executive compensation and outrageous profits interest;” 7/24/25 “[Board] no plan beyond enriching themselves;” 7/31/25 “Haddock…outsized compensation…bloated executive compensation…unjustified compensation;” 8/4/25 “taking as much as [Haddock] can out of the company;” 8/14/25 “Haddock awarded himself $3MM shares of stock;” 8/20/25 “…self-dealing stock awards…excessive compensation;” 9/4/25 “self- dealing…excessive compensation…fraud.” The Affidavit of David Wheeler indicates Hartman also claimed on the July 24, 2025, Zoom Meeting: “They’re taking $1.1 million, $1.2million is salaries, the two co-CEOs.” Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 12 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 12 • Mr. Haddock’s salary per his employment agreement, was $300,000 annually. Further pursuant to the employment agreement, Mr. Haddock’s annual salary was to be increased to $696,000 annually upon the sale of assets necessary to repay the Exit Financing which occurred in December 2024. Notwithstanding the provisions of the employment agreement, Mr. Haddock, with the consent of the Executive Committee, actually reduced his current compensation paid to $125,000 annually. • Prior to Mr. Haddock’s agreement to serve as the Company’s chief executive officer, the annual base salary for Mark Torok, who served as CEO from October 2022 to April 2023 was $480,000. The annual salary for Steven Treadwell, who served as CEO from August 2023 to October 2023, was $550,000. • The salaries of other named executive officers were affected as follows: Mr. Wheeler’s annual salary was reduced from $375,000 to $125,000. Mr. Fox’s annual salary was reduced from $257,500 to $125,000. Mrs. Collin’s annual salary was reduced from $300,000 to $250,000. Mr. Board’s annual salary was reduced from $200,000 to $150,000. Beginning in January 2025, compensation to be paid to members of the Board of Directors and the Executive Committee has been suspended and deferred entirely. 33. The Affidavit of David Wheeler indicates that Hartman made the following statement to Silver Star shareholders in the July 24, 2025, Zoom Meeting: “There was a redemption of capital in January of ’23 and somebody was buying stock, I believe, at $9 a share back in 2023. I think they bought a million dollars’ worth or something.” This statement is false and misleading, because there was no “redemption of capital.” In November 2019 a tender offer for shares of Silver Star (then Hartman XX) was made by a third party – Everest REIT Properties LLC – to purchase up to 925,000 shares of common stock at $9.00 per share. In January 2020, Everest reported it had acquired 93,214 shares of Hartman XX common stock. The tender offer by a third party was not a redemption, and the occurrence of this event occurred some three years earlier – and under Hartman’s leadership. Tender offer-related filings by Everest were timely filed with the SEC and appear under Silver Stars EDGAR SEC filings. 34. The Affidavit of David Wheeler indicates that Hartman made the following statement to Silver Star shareholders in a July 24, 2025, Zoom Meeting, attributing the conclusion to one of his Director candidates, Benjamin Thomas: “Benjamin [Thomas] did a great amount of research on something called the LTIP Incentive for the Board. They awarded themselves $19.7 million in stock.” Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 13 of 15

Exhibit 5, Affidavit of Lou T. Fox, III - Silver Star, et al., v. Al Hartman, p. 13 This statement is false and misleading. The LTIP Units Hartman mentions were issued as profits interests only, in accordance with certain applicable requirements of the Internal Revenue Service. Hartman knew there was no value to the LTIP Units and acknowledged the same in a 14a filing and letter to shareholders. The only value is if, for example, Silver Star were to be listed on a major stock exchange and has earning or appreciation. This was not a $19.7 stock award, and Hartman knew so at the time he made this statement to shareholders. Additional Material Misrepresentations in Hartman’s 14a Filings: 35. It has been brought to my attention that Hartman made the following statement in a 6/24/25 14a filing: “Haddock took 3MM Southern Star acquisition price and put it on silver Star’s balance sheet for $30MM. Another deceptive move by Haddock.” The acquisition of Southern Star Self-Storage Investment Company occurred in May 2023 and was properly reflected in the financial statements included in the quarterly report for the quarter ended June 30, 2023. At the time of the Southern Star stock acquisition, Southern Star owned 1 self-storage property which it subsequently conveyed to a Delaware Statutory Trust (“DST”) sponsored by Southern Star. Assets owned by DSTs sponsored by Southern Star are NOT included on the balance sheet of Silver Star and no such treatment is reflected otherwise. Hartman’s statement is inaccurate, false and misleading. 36. An investor who hears and believes these false, misleading and incomplete statements cannot possibly have an accurate understanding of the Company’s financial condition or its causes, or the best course of action for its future. Hartman’s false, misleading and incomplete statements deprive shareholders of critical information they should know before deciding whether or not he is trustworthy – the Baltimore Circuit Court found Hartman had significant issues with credibility.7 37. For all these reasons, Silver Star requests that this Court enter the appropriate Temporary Restraining Order, Preliminary Injunction and Permanent Injunction so that Silver Star and its shareholders’ investments are protected, rather than its shareholders being misled by Hartman’s false, misleading, inaccurate or incomplete representations.” FURTHER AFFIANT SAYETH NOT. 7 Judge Vittoria indicated he had “found [Hartman] to have general credibility issues stemming from instances in which [he] had been shown to be dishonest…” Hartman v. Silver Star Props. REIT, Inc., No. 24-C-23-003722, 2025 WL 1836504, *3, fn. 2 (Md. Cir. Ct. Jan. 21, 2025). Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 14 of 15

Case 1:25-cv-03186-ELH Document 1-5 Filed 09/25/25 Page 15 of 15

EXHIBIT 6 Case 1:25-cv-03186-ELH Document 1-6 Filed 09/25/25 Page 1 of 3

Exhibit 6, Cover Page for Affidavit of Phillip Bellan - Silver Star, et al., v. Al Hartman, et al. Solo Page IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND SILVER STAR PROPERTIES REIT, INC., ET AL., Plaintiffs, v. ALLEN R. HARTMAN, ET AL. Defendants. Civil Action No. _______________ COVER PAGE AFFIDAVIT OF PHILLIP BELLAN Case 1:25-cv-03186-ELH Document 1-6 Filed 09/25/25 Page 2 of 3

Case 1:25-cv-03186-ELH Document 1-6 Filed 09/25/25 Page 3 of 3

Case 1:25-cv-03186-ELH Document 1-7 Filed 09/25/25 Page 1 of 1

JS 44 (Rev. 04/21)

CIVIL COVER SHEET

The JS 44 civil cover sheet and the information contained herein neither replace nor supplement the filing and service of pleadings or other papers as required by law, except as provided by local rules of court. This form, approved by the Judicial Conference of the United States in September 1974, is required for the use of the Clerk of Court for the purpose of initiating the civil docket sheet. *(SEE INSTRUCTIONS ON NEXT PAGE OF THIS FORM.)*

I. (a) PLAINTIFFS

Silver Star Properties REIT, Inc., Gerald Haddock, James Still, and Jack Tompkins

(b) County of Residence of First Listed Plaintiff: Harris County
(EXCEPT IN U.S. PLAINTIFF CASES)

(c) Attorneys *(Firm Name, Address, and Telephone Number)*
Geoffrey M. Gamble, Saul Ewing LLP (410) 332-8848
1001 Fleet Street, 9th Floor, Baltimore, MD 21202

DEFENDANTS

Allen R. Hartman, Lisa Hartman, Margaret Hartman, Brent Longnecker, Benjamin Thomas, Hartman vREIT XXI, Inc.

County of Residence of First Listed Defendant: ____________
(IN U.S. PLAINTIFF CASES ONLY)

NOTE: IN LAND CONDEMNATION CASES, USE THE LOCATION OF THE TRACT OF LAND INVOLVED.

Attorneys *(If Known)*

II. BASIS OF JURISDICTION *(Place an "X" in One Box Only)*

- [ ] 1 U.S. Government Plaintiff
- [X] 3 Federal Question *(U.S. Government Not a Party)*
- [ ] 2 U.S. Government Defendant
- [ ] 4 Diversity *(Indicate Citizenship of Parties in Item III)*

III. CITIZENSHIP OF PRINCIPAL PARTIES *(Place an "X" in One Box for Plaintiff and One Box for Defendant)* *(For Diversity Cases Only)*

	PTF	DEF		PTF	DEF
Citizen of This State	[ ] 1	[ ] 1	Incorporated *or* Principal Place of Business In This State	[ ] 4	[ ] 4
Citizen of Another State	[ ] 2	[ ] 2	Incorporated *and* Principal Place of Business In Another State	[ ] 5	[ ] 5
Citizen or Subject of a Foreign Country	[ ] 3	[ ] 3	Foreign Nation	[ ] 6	[ ] 6

IV. NATURE OF SUIT *(Place an "X" in One Box Only)*

Click here for: Nature of Suit Code Descriptions.

CONTRACT
- [ ] 110 Insurance
- [ ] 120 Marine
- [ ] 130 Miller Act
- [ ] 140 Negotiable Instrument
- [ ] 150 Recovery of Overpayment & Enforcement of Judgment
- [ ] 151 Medicare Act
- [ ] 152 Recovery of Defaulted Student Loans (Excludes Veterans)
- [ ] 153 Recovery of Overpayment of Veteran's Benefits
- [ ] 160 Stockholders' Suits
- [ ] 190 Other Contract
- [ ] 195 Contract Product Liability
- [ ] 196 Franchise

REAL PROPERTY
- [ ] 210 Land Condemnation
- [ ] 220 Foreclosure
- [ ] 230 Rent Lease & Ejectment
- [ ] 240 Torts to Land
- [ ] 245 Tort Product Liability
- [ ] 290 All Other Real Property

TORTS

PERSONAL INJURY
- [ ] 310 Airplane
- [ ] 315 Airplane Product Liability
- [ ] 320 Assault, Libel & Slander
- [ ] 330 Federal Employers' Liability
- [ ] 340 Marine
- [ ] 345 Marine Product Liability
- [ ] 350 Motor Vehicle
- [ ] 355 Motor Vehicle Product Liability
- [ ] 360 Other Personal Injury
- [ ] 362 Personal Injury - Medical Malpractice

PERSONAL INJURY
- [ ] 365 Personal Injury - Product Liability
- [ ] 367 Health Care/ Pharmaceutical Personal Injury Product Liability
- [ ] 368 Asbestos Personal Injury Product Liability

PERSONAL PROPERTY
- [ ] 370 Other Fraud
- [ ] 371 Truth in Lending
- [ ] 380 Other Personal Property Damage
- [ ] 385 Property Damage Product Liability

CIVIL RIGHTS
- [ ] 440 Other Civil Rights
- [ ] 441 Voting
- [ ] 442 Employment
- [ ] 443 Housing/ Accommodations
- [ ] 445 Amer. w/Disabilities - Employment
- [ ] 446 Amer. w/Disabilities - Other
- [ ] 448 Education

PRISONER PETITIONS

Habeas Corpus:
- [ ] 463 Alien Detainee
- [ ] 510 Motions to Vacate Sentence
- [ ] 530 General
- [ ] 535 Death Penalty

Other:
- [ ] 540 Mandamus & Other
- [ ] 550 Civil Rights
- [ ] 555 Prison Condition
- [ ] 560 Civil Detainee - Conditions of Confinement

FORFEITURE/PENALTY
- [ ] 625 Drug Related Seizure of Property 21 USC 881
- [ ] 690 Other

LABOR
- [ ] 710 Fair Labor Standards Act
- [ ] 720 Labor/Management Relations
- [ ] 740 Railway Labor Act
- [ ] 751 Family and Medical Leave Act
- [ ] 790 Other Labor Litigation
- [ ] 791 Employee Retirement Income Security Act

IMMIGRATION
- [ ] 462 Naturalization Application
- [ ] 465 Other Immigration Actions

BANKRUPTCY
- [ ] 422 Appeal 28 USC 158
- [ ] 423 Withdrawal 28 USC 157

INTELLECTUAL PROPERTY RIGHTS
- [ ] 820 Copyrights
- [ ] 830 Patent
- [ ] 835 Patent - Abbreviated New Drug Application
- [ ] 840 Trademark
- [ ] 880 Defend Trade Secrets Act of 2016

SOCIAL SECURITY
- [ ] 861 HIA (1395ff)
- [ ] 862 Black Lung (923)
- [ ] 863 DIWC/DIWW (405(g))
- [ ] 864 SSID Title XVI
- [ ] 865 RSI (405(g))

FEDERAL TAX SUITS
- [ ] 870 Taxes (U.S. Plaintiff or Defendant)
- [ ] 871 IRS—Third Party 26 USC 7609

OTHER STATUTES
- [ ] 375 False Claims Act
- [ ] 376 Qui Tam (31 USC 3729(a))
- [ ] 400 State Reapportionment
- [ ] 410 Antitrust
- [ ] 430 Banks and Banking
- [ ] 450 Commerce
- [ ] 460 Deportation
- [ ] 470 Racketeer Influenced and Corrupt Organizations
- [ ] 480 Consumer Credit (15 USC 1681 or 1692)
- [ ] 485 Telephone Consumer Protection Act
- [ ] 490 Cable/Sat TV
- [X] 850 Securities/Commodities/ Exchange
- [ ] 890 Other Statutory Actions
- [ ] 891 Agricultural Acts
- [ ] 893 Environmental Matters
- [ ] 895 Freedom of Information Act
- [ ] 896 Arbitration
- [ ] 899 Administrative Procedure Act/Review or Appeal of Agency Decision
- [ ] 950 Constitutionality of State Statutes

V. ORIGIN *(Place an "X" in One Box Only)*

- [X] 1 Original Proceeding
- [ ] 2 Removed from State Court
- [ ] 3 Remanded from Appellate Court
- [ ] 4 Reinstated or Reopened
- [ ] 5 Transferred from Another District *(specify)*
- [ ] 6 Multidistrict Litigation - Transfer
- [ ] 8 Multidistrict Litigation - Direct File

VI. CAUSE OF ACTION

Cite the U.S. Civil Statute under which you are filing ***(Do not cite jurisdictional statutes unless diversity)***: 15 U.S. C. 78n

Brief description of cause: Seeking to enjoin federal securities law violations of defendants in conjunction with impending annual meeting of shareholders.

VII. REQUESTED IN COMPLAINT:

- [ ] CHECK IF THIS IS A **CLASS ACTION** UNDER RULE 23, F.R.Cv.P.

DEMAND $

CHECK YES only if demanded in complaint:
JURY DEMAND: [ ] Yes [X] No

VIII. RELATED CASE(S) IF ANY

(See instructions): JUDGE Brendan A. Hurson DOCKET NUMBER 23-cv-2720

DATE: 09/25/25

SIGNATURE OF ATTORNEY OF RECORD: */s/ Geoffrey M. Gamble*

FOR OFFICE USE ONLY

RECEIPT # ________ AMOUNT ________ APPLYING IFP ________ JUDGE ________ MAG. JUDGE ________

AO 440 (Rev. 06/12) Summons in a Civil Action UNITED STATES DISTRICT COURT for the __________ District of __________ ) ) ) ) ) ) ) ) ) ) ) ) Plaintiff(s) v. Civil Action No. Defendant(s) SUMMONS IN A CIVIL ACTION To: (Defendant’s name and address) A lawsuit has been filed against you. Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff’s attorney, whose name and address are: If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court. CLERK OF COURT Date: Signature of Clerk or Deputy Clerk Silver Star Properties REIT, Inc., et al. Allen R. Hartman, et al. Allen R. Hartman 90 South Creekside Place Houston, Texas 77055 Case 1:25-cv-03186-ELH Document 1-8 Filed 09/25/25 Page 1 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2) Civil Action No. PROOF OF SERVICE (This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l)) This summons for (name of individual and title, if any) was received by me on (date) . ’ I personally served the summons on the individual at (place) on (date) ; or ’ I left the summons at the individual’s residence or usual place of abode with (name) , a person of suitable age and discretion who resides there, on (date) , and mailed a copy to the individual’s last known address; or ’ I served the summons on (name of individual) , who is designated by law to accept service of process on behalf of (name of organization) on (date) ; or ’ I returned the summons unexecuted because ; or ’ Other (specify): . My fees are $ for travel and $ for services, for a total of $ . I declare under penalty of perjury that this information is true. Date: Server’s signature Printed name and title Server’s address Additional information regarding attempted service, etc: 0.00 Case 1:25-cv-03186-ELH Document 1-8 Filed 09/25/25 Page 2 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action UNITED STATES DISTRICT COURT for the __________ District of __________ ) ) ) ) ) ) ) ) ) ) ) ) Plaintiff(s) v. Civil Action No. Defendant(s) To: (Defendant’s name and address) A lawsuit has been filed against you. Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff’s attorney, whose name and address are: If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court. CLERK OF COURT Date: Signature of Clerk or Deputy Clerk Silver Star Properties REIT, Inc., et al. Allen R. Hartman, et al. SUMMONS IN A CIVIL ACTION Benjamin Thomas 2300 Nacogdoches Road, #117D San Antonio, Texas 78209 Case 1:25-cv-03186-ELH Document 1-9 Filed 09/25/25 Page 1 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2) Civil Action No. PROOF OF SERVICE (This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l)) This summons for (name of individual and title, if any) was received by me on (date) . ’ I personally served the summons on the individual at (place) on (date) ; or ’ I left the summons at the individual’s residence or usual place of abode with (name) , a person of suitable age and discretion who resides there, on (date) , and mailed a copy to the individual’s last known address; or ’ I served the summons on (name of individual) , who is designated by law to accept service of process on behalf of (name of organization) on (date) ; or ’ I returned the summons unexecuted because ; or ’ Other (specify): . My fees are $ for travel and $ for services, for a total of $ . I declare under penalty of perjury that this information is true. Date: Server’s signature Printed name and title Server’s address Additional information regarding attempted service, etc: 0.00 Case 1:25-cv-03186-ELH Document 1-9 Filed 09/25/25 Page 2 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action UNITED STATES DISTRICT COURT for the __________ District of __________ ) ) ) ) ) ) ) ) ) ) ) ) Plaintiff(s) v. Civil Action No. Defendant(s) To: (Defendant’s name and address) A lawsuit has been filed against you. Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff’s attorney, whose name and address are: If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court. CLERK OF COURT Date: Signature of Clerk or Deputy Clerk Silver Star Properties REIT, Inc., et al. Allen R. Hartman, et al. SUMMONS IN A CIVIL ACTION Brent Longnecker 23303 Stuebner Airline Road Tomball, Texas 77375 Case 1:25-cv-03186-ELH Document 1-10 Filed 09/25/25 Page 1 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2) Civil Action No. PROOF OF SERVICE (This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l)) This summons for (name of individual and title, if any) was received by me on (date) . ’ I personally served the summons on the individual at (place) on (date) ; or ’ I left the summons at the individual’s residence or usual place of abode with (name) , a person of suitable age and discretion who resides there, on (date) , and mailed a copy to the individual’s last known address; or ’ I served the summons on (name of individual) , who is designated by law to accept service of process on behalf of (name of organization) on (date) ; or ’ I returned the summons unexecuted because ; or ’ Other (specify): . My fees are $ for travel and $ for services, for a total of $ . I declare under penalty of perjury that this information is true. Date: Server’s signature Printed name and title Server’s address Additional information regarding attempted service, etc: 0.00 Case 1:25-cv-03186-ELH Document 1-10 Filed 09/25/25 Page 2 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action UNITED STATES DISTRICT COURT for the __________ District of __________ ) ) ) ) ) ) ) ) ) ) ) ) Plaintiff(s) v. Civil Action No. Defendant(s) To: (Defendant’s name and address) A lawsuit has been filed against you. Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff’s attorney, whose name and address are: If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court. CLERK OF COURT Date: Signature of Clerk or Deputy Clerk Silver Star Properties REIT, Inc., et al. Allen R. Hartman, et al. SUMMONS IN A CIVIL ACTION Hartman vREIT XXI, Inc. s/o Capitol Corporate Services, Inc., Resident Agent 2405 York Road, Suite 201 Lutherville Timonium, Maryland 2109-2264 Case 1:25-cv-03186-ELH Document 1-11 Filed 09/25/25 Page 1 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2) Civil Action No. PROOF OF SERVICE (This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l)) This summons for (name of individual and title, if any) was received by me on (date) . ’ I personally served the summons on the individual at (place) on (date) ; or ’ I left the summons at the individual’s residence or usual place of abode with (name) , a person of suitable age and discretion who resides there, on (date) , and mailed a copy to the individual’s last known address; or ’ I served the summons on (name of individual) , who is designated by law to accept service of process on behalf of (name of organization) on (date) ; or ’ I returned the summons unexecuted because ; or ’ Other (specify): . My fees are $ for travel and $ for services, for a total of $ . I declare under penalty of perjury that this information is true. Date: Server’s signature Printed name and title Server’s address Additional information regarding attempted service, etc: 0.00 Case 1:25-cv-03186-ELH Document 1-11 Filed 09/25/25 Page 2 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action UNITED STATES DISTRICT COURT for the __________ District of __________ ) ) ) ) ) ) ) ) ) ) ) ) Plaintiff(s) v. Civil Action No. Defendant(s) To: (Defendant’s name and address) A lawsuit has been filed against you. Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff’s attorney, whose name and address are: If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court. CLERK OF COURT Date: Signature of Clerk or Deputy Clerk Silver Star Properties REIT, Inc., et al. Allen R. Hartman, et al. SUMMONS IN A CIVIL ACTION Lisa Hartman 90 South Creekside Place Houston, Texas 77055 Case 1:25-cv-03186-ELH Document 1-12 Filed 09/25/25 Page 1 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2) Civil Action No. PROOF OF SERVICE (This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l)) This summons for (name of individual and title, if any) was received by me on (date) . ’ I personally served the summons on the individual at (place) on (date) ; or ’ I left the summons at the individual’s residence or usual place of abode with (name) , a person of suitable age and discretion who resides there, on (date) , and mailed a copy to the individual’s last known address; or ’ I served the summons on (name of individual) , who is designated by law to accept service of process on behalf of (name of organization) on (date) ; or ’ I returned the summons unexecuted because ; or ’ Other (specify): . My fees are $ for travel and $ for services, for a total of $ . I declare under penalty of perjury that this information is true. Date: Server’s signature Printed name and title Server’s address Additional information regarding attempted service, etc: 0.00 Case 1:25-cv-03186-ELH Document 1-12 Filed 09/25/25 Page 2 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action UNITED STATES DISTRICT COURT for the __________ District of __________ ) ) ) ) ) ) ) ) ) ) ) ) Plaintiff(s) v. Civil Action No. Defendant(s) To: (Defendant’s name and address) A lawsuit has been filed against you. Within 21 days after service of this summons on you (not counting the day you received it) — or 60 days if you are the United States or a United States agency, or an officer or employee of the United States described in Fed. R. Civ. P. 12 (a)(2) or (3) — you must serve on the plaintiff an answer to the attached complaint or a motion under Rule 12 of the Federal Rules of Civil Procedure. The answer or motion must be served on the plaintiff or plaintiff’s attorney, whose name and address are: If you fail to respond, judgment by default will be entered against you for the relief demanded in the complaint. You also must file your answer or motion with the court. CLERK OF COURT Date: Signature of Clerk or Deputy Clerk Silver Star Properties REIT, Inc., et al. Allen R. Hartman, et al. SUMMONS IN A CIVIL ACTION Margaret Hartman 916 Lawrence Street, Unit B Houston, Texas 77008 Case 1:25-cv-03186-ELH Document 1-13 Filed 09/25/25 Page 1 of 2

AO 440 (Rev. 06/12) Summons in a Civil Action (Page 2) Civil Action No. PROOF OF SERVICE (This section should not be filed with the court unless required by Fed. R. Civ. P. 4 (l)) This summons for (name of individual and title, if any) was received by me on (date) . ’ I personally served the summons on the individual at (place) on (date) ; or ’ I left the summons at the individual’s residence or usual place of abode with (name) , a person of suitable age and discretion who resides there, on (date) , and mailed a copy to the individual’s last known address; or ’ I served the summons on (name of individual) , who is designated by law to accept service of process on behalf of (name of organization) on (date) ; or ’ I returned the summons unexecuted because ; or ’ Other (specify): . My fees are $ for travel and $ for services, for a total of $ . I declare under penalty of perjury that this information is true. Date: Server’s signature Printed name and title Server’s address Additional information regarding attempted service, etc: 0.00 Case 1:25-cv-03186-ELH Document 1-13 Filed 09/25/25 Page 2 of 2